UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☒	Definitive Information Statement

MARWYNN HOLDINGS, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

MARWYNN HOLDINGS, INC.

12 Chrysler Unit C

Irvine, CA 92618

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

This notice of stockholder action by written consent and the accompanying Information Statement (the “Information Statement”) are being furnished to the stockholders of record, as of the close of business on October 27, 2025 (the “Record Date”), who hold shares of common stock, par value $0.001 per share (“Common Stock”), and shares of our Series A Super Voting Preferred Stock, par value $0.001 per share (“Series A Preferred Stock,” together with the Common Stock, the “Voting Securities”) of Marwynn Holdings, Inc., a Nevada corporation (the “Company,” “we” or “our”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to provide the notice to our stockholders as of the Record Date of a corporate action taken by the Majority Stockholder (as defined below).

The stockholder of the Company holding a majority of the voting power of our Voting Securities as of the Record Date approved the following actions (the “Actions”) by written consent in lieu of a meeting of stockholders (the “Written Consent”): (i) the Second Amended and Restated 2024 Equity Incentive Plan of the Company to increase the number of shares of Common Stock authorized for issuance under the Plan from 93,000 to 10,000,000 shares (the “Amended Plan”); (ii) the Second Amended and Restated Articles of Incorporation (the “Restated Articles”) to increase the number of authorized shares of Common Stock from 45,000,000 to 500,000,000 shares (the “Authorized Shares Increase”); (iii) for purposes of Nasdaq Listing Rule 5635, the reservation and issuance of shares of the Company’s Common Stock and warrants, including shares of Common Stock issuable upon exercise of the warrants as described in this Information Statement (the “Proposed Issuance”), which total issuance could exceed 20% of the amount outstanding of Common Stock prior to the Proposed Issuance (the “20% Issuance”), and (iv) the Securities Purchase Agreement (“Securities Purchase Agreement”) by and between the Company and Reli Home Décor Inc. (the “Buyer”), where the Company agreed to sell all of the issued and outstanding equity interests of Grand Forest Cabinetry Inc., a wholly-owned subsidiary of the Company (“Grand Forest”), for an aggregate purchase price of $550,000 (the “Transaction”).

No further approval or action of the stockholders of the Company is required to approve the above Actions. We are not soliciting your consent or proxy in connection with the above Actions, and no consents or proxies are requested from stockholders. In accordance with Rule 14c-2 of the Exchange Act, and the rules promulgated by the U.S. Securities and Exchange Commission thereunder, the Actions contemplated herein will not be effective until at least 20 calendar days after the date on which this Information Statement is first mailed to our stockholders of record, which will be on or about December 22, 2025.

The costs of preparing, printing, and mailing this Information Statement will be borne by the Company. This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the Actions described herein. Pursuant to Section 78.320 of the Nevada Revised Statutes, no notice to stockholders is required when corporate action is authorized by written consent in lieu of a meeting. As such, this Information Statement is being furnished to you solely for the purpose of informing stockholders of the Actions described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dated: December 1, 2025

By the Order of the Board of Directors

/s/ Yin Yan
Yin Yan
Chief Executive Officer, Chairperson

MARWYNN HOLDINGS, INC.

12 Chrysler Unit C

Irvine, CA 92618

Telephone 949-706-9966

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of Marwynn Holdings, Inc., a Nevada corporation (the “Company,” “we” or “our”), who are the record holders of common stock, par value $0.001 per share (“Common Stock”), and our Series A Super Voting Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”, together with the Common Stock, the “Voting Securities”) as of the close of business on October 27, 2025 (the “Record Date”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to notify and inform our stockholders of record as of the Record Date that a stockholder holding a majority of the voting power of the Company’s Voting Securities as of the Record Date (the “Majority Stockholder”) approved the following actions (the “Actions”) by written consent in lieu of a meeting of stockholders (the “Written Consent”): (i) the Second Amended and Restated 2024 Equity Incentive Plan of the Company to increase the number of shares of Common Stock authorized for issuance under the Plan from 93,000 to 10,000,000 shares (the “Amended Plan”); (ii) the Second Amended and Restated Articles of Incorporation (the “Restated Articles”) to increase the number of authorized shares of Common Stock from 45,000,000 to 500,000,000 shares (the “Authorized Shares Increase”); (iii) for purposes of Nasdaq Listing Rule 5635, the reservation and issuance of shares of the Company’s Common Stock and warrants, including shares of Common Stock issuable upon exercise of the warrants as described in this Information Statement (the “Proposed Issuance”), which total issuance could exceed 20% of the amount outstanding of Common Stock prior to the Proposed Issuance (the “20% Issuance”), and (iv) the Securities Purchase Agreement (“Securities Purchase Agreement”) by and between the Company and Reli Home Décor Inc. (the “Buyer”), where the Company agreed to sell all of the issued and outstanding equity interests of Grand Forest Cabinetry Inc., a wholly-owned subsidiary of the Company (“Grand Forest”), for an aggregate purchase price of $550,000 (the “Transaction”).

No further approval or action of the stockholders of the Company is required to approve the above Actions. We are not soliciting your consent or proxy in connection with the above Actions, and no consents or proxies are requested from stockholders.

In accordance with Rule 14c-2 of the Exchange Act, and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, the Actions contemplated herein will not be effective until at least 20 calendar days after the date on which this Information Statement is first mailed to our stockholders of record. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

Section 78.320 of the NRS and Article II, Section 2.9 of the Company’s Second Amended and Restated Bylaws (the “Bylaws”) provide that stockholders of the Company may act by written consent without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the Actions to be taken, are signed by stockholders holding a number of outstanding shares representing not less than the minimum number of votes that would be necessary to authorize or take such Actions at a meeting at which all shares entitled to vote thereon were present and voted and, pursuant to our current Amended and Restated Articles of Incorporation, the action is first recommended or approved by our Board. Pursuant to Section 78.320 of the NRS and Article II, Section 2.9 of the Company’s Bylaws, the Actions may be approved by the affirmative vote of a majority of the voting power of the outstanding shares of the capital stock of the Company entitled to vote thereon. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Actions, and due to the time-sensitivity of approval of the Actions, the Board determined to utilize the written consent of the Majority Stockholder of the Company and did in fact obtain, the required stockholder’s consents to approve the Actions.

As of the Record Date, the Company’s authorized capitalization consisted of 45,000,000 shares of Common Stock, of which 17,054,004 shares of Common Stock were issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”), among which 135,000 shares of Preferred Stock have been designated as “Series A Super Voting Preferred Stock,” and were issued and outstanding. Each share of Common Stock is entitled to one (1) vote and each share of Series A Super Voting Preferred Stock is entitled to one thousand (1,000) votes on any matter on which action of the stockholders of the Company is sought. The Series A Super Voting Preferred Stock votes together with the Common Stock.

On September 24, 2025, our Board unanimously approved and recommended the Amended Plan, Authorized Shares Increase, and the 20% Issuance for approval by the Company’s stockholders. On October 25, 2025, our Board unanimously approved and recommended the Securities Purchase Agreement and the Transaction contemplated therein for approval by the Company’s stockholders. Ms. Yin Yan, our chief executive officer, chairperson and director, and the stockholder of record holding 5,993,255 shares of our issued and outstanding Common Stock and 135,000 shares of our issued and outstanding Series A Super Voting Preferred Stock, representing 92.73% of the voting power of the Voting Securities as of the Record Date (the “Majority Stockholder”), approved the Actions by Written Consent and authorized the Board, in its sole discretion, to determine, modify, and finalize the terms and conditions of the transaction without further stockholder approval. On November 17, 2025, the Board further revised the terms of the 20% Issuance. See “Security Ownership of Certain Beneficial Ownership and Management” below.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

The officers and employees of the Company, its affiliates and our subsidiaries and the members of our Board will be eligible to receive awards under the Amended and Restated 2024 Equity Incentive Plan, as amended by Actions.

Aside from the foregoing, no officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and stockholders, other than his or her role as an officer, director or beneficial owner. There are no golden parachute compensation arrangements for executive officers.

APPROVAL OF THE AMENDED PLAN

Background and Reasons for the Plan Amendment

Our 2024 Equity Incentive Plan was originally adopted on June 18, 2024, and was subsequently amended and restated on January 8, 2025 (as amended and restated, the “Plan”). The maximum aggregate number of shares of Common Stock which may be issued pursuant to all awards under the Plan is 93,000. As of the Record Date, a total of 93,000 shares of Common Stock have been granted to independent directors, as part of the compensation package for non-executive independent directors and no shares remained available for issuance under the Plan.

Our Board of Directors determined that it is necessary to increase the number of shares under the Plan to continue our ability to grant share-based compensation awards to current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates and align their interests with ours. On September 24, 2025, our Board of Directors adopted, and the Majority Stockholder as of the Record Date approved, the Second Amended and Restated Plan to increase the maximum number of shares of our Common Stock issued or to be issuable under the Plan to 10,000,000 shares including those previously issued or subject to outstanding awards under the Plan (the “Amended Plan”).

The Board believes that the availability of additional shares of Common Stock for awards granted under the Plan is needed to enable the Company to meet its anticipated equity compensation objectives to attract, motivate and retain qualified employees, officers and directors. We believe that the Amended Plan will give us the flexibility to continue making stock-based grants and other awards permitted under the Plan and create a share reserve that will be sufficient for us to continue granting equity awards for approximately four (4) to six (6) years in amounts determined appropriate by the Board or our compensation committee; however, this timeline is simply an estimate used to determine the number of additional shares of Common Stock made available under the requested Amended Plan and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of our Common Stock, award levels and our hiring activity over the next few years.

A copy of the full text of the Amended Plan, is included as Appendix A to this Information Statement. The Amended Plan makes no other changes to the Plan.

Summary of the Amended Plan

The following summary of the Amended Plan is not a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the Amended Plan, which is attached to this Information Statement as Appendix A. Terms that are used but not defined herein shall have the meanings ascribed to them in the Amended Plan.

Structure. The Amended Plan allows for the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Stock Awards and Restricted Stock Units.

Number of Shares. The Amended Plan was originally adopted on June 18, 2024, and was subsequently amended and restated on January 8, 2025. The maximum aggregate number of shares of Common Stock which may be issued pursuant to all awards under the Amended Plan is 93,000. As of October 27, 2025, a total of 93,000 shares of Common Stock have been granted to independent directors, as part of the compensation package for non-executive independent directors. The Amended Plan will increase the maximum number of shares for grant issued or to be issuable under the Plan to 10,000,000 shares, including those previously issued or subject to outstanding awards.

Administration. The Administrator shall be appointed by the Board of Directors from time to time. Currently our Board of Directors is undertaking the Administration of the Amended Plan. The Administrator has the authority to make recommendations to the Board regarding the following: (a) which Employees, Consultants and Directors shall be granted Awards; (b) the terms and conditions of the Awards, (c) interpretation of the Amended Plan, (d) adoption of rules for the administration, interpretation and application of the Amended Plan as are consistent therewith and (e) interpretation, amendment or revocation of any such rules. Any decision or action of the Administrator in connection with the Amended Plan is final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

Term. The Amended Plan will continue in effect for a term of ten (10) years from the Effective Date, January 8, 2025, unless otherwise terminated earlier.

Eligibility. The Amended Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) consultants who provide significant services to the Company or its Affiliates; and (c) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate.

Stock Options. Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. The options granted under the Amended Plan will be evidenced by an award agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

The Amended Plan allows the Company to grant substitute options to individuals who join as a result of an acquisition, in accordance with Section 424(a) of the Internal Revenue Code. Options generally expire immediately for unvested shares upon termination of service. For vested shares, options typically expire three months after termination, subject to exceptions: immediate expiration upon misconduct; 180 days in the case of disability; 360 days after death; or until the maximum expiration date for retirement. In all cases, options may not exceed ten years from the grant date, or five years for shareholders possessing more than ten percent (10%) of the total combined voting power. The Administrator has broad discretion to set and modify terms, including extending option periods (within legal limits), setting exercisability schedules, and allowing alternative forms of payment (for example, cash or stock) upon exercise. Exercise requires written notice and payment of the exercise price, and unless otherwise stated, acquired shares may be held in escrow by the Company. A change in status between employee and consultant does not by itself end continuous service.

Stock Appreciation Rights. Subject to the terms of the Amended Plan, the Administrator may grant Stock Appreciation Rights (“SARs”) to Employees, Nonemployee Directors, and Consultants at its discretion, including determining the number of SARs, their terms, and whether they will be settled in shares or cash. The exercise price of any SAR must be no less than 100% of the Fair Market Value of a Share on the grant date. SARs will be exercisable on such terms as determined by the Administrator and must be evidenced by an Award Agreement setting forth the applicable exercise price, term, conditions of exercise, and other provisions.

Each SAR will expire on the date specified in the Award Agreement or as otherwise provided in accordance with the expiration provisions applicable to Options under Section 5.4. Upon exercise, a Participant is entitled to receive from the Company either Shares or a cash amount equal to the appreciation in the value of the Shares over the exercise price, multiplied by the number of SARs exercised, as further detailed in the Award Agreement. If settled in cash, payment will be made as soon as reasonably practicable following exercise.

Stock Awards. Subject to the terms of the Amended Plan, the Administrator may grant Stock Awards to Employees, Nonemployee Directors, and Consultants in such amounts and forms as it determines in its discretion. Stock Awards may be granted as either Unrestricted Stock, evidenced by a Notice of Grant, or as Restricted Stock, which is subject to vesting and other conditions and evidenced by a Restricted Stock Award Agreement. Restricted Stock Awards will include the number of Shares granted, the period of restriction, and any other terms the Administrator deems appropriate. Unless otherwise determined, Restricted Shares will be held in escrow by the Company until the restrictions lapse.

The Administrator may impose vesting conditions based on performance or other criteria, and any unvested Restricted Stock will be forfeited upon termination of service. The Administrator also has discretion to accelerate vesting or remove restrictions. Participants are entitled to dividends and other distributions on Restricted Stock during the vesting period, unless otherwise provided, with any additional shares received subject to the same restrictions. Any Restricted Stock that remains unvested as of the date specified in the Award Agreement will revert to the Company and become available for future awards under the Amended Plan.

Restricted Stock Units. Subject to the terms of the Amended Plan, the Administrator may grant Restricted Stock Units (“RSUs”) to Employees, Nonemployee Directors, and Consultants at its sole discretion, in such amounts as determined under the applicable Award Agreement. Each RSU represents the right to receive one Share or an equivalent cash amount, contingent upon the satisfaction of vesting conditions, which may be time-based, performance-based, or both, as determined by the Administrator.

The Award Agreement will specify whether RSUs will be settled in Shares or cash, with payment to be made as soon as reasonably practical following vesting. Any RSUs that remain unvested as of the termination of the Participant’s continuous service or by the cancellation date set forth in the Award Agreement will be forfeited and returned to the Amended Plan for future grant.

Miscellaneous. The Amended Plan provides for equitable adjustments to Awards and Share limits in the event of stock splits, recapitalizations, mergers, or other corporate events that affect the Company’s capital structure, as determined by the Board. In the event of a dissolution or liquidation, unexercised Awards will terminate immediately prior to such event. In a Corporate Transaction, the Administrator may take a variety of actions with respect to outstanding Awards, including assumption, substitution, acceleration, cancellation for no consideration, or payment of the excess value above the exercise price. Award holders are deemed to consent to any shareholder representative arrangements in such transactions. Notwithstanding these provisions, Awards subject to Section 409A will only be accelerated to the extent permitted under applicable law. The Amended Plan does not restrict the Company’s right to undertake corporate transactions. The Amended Plan contains standard miscellaneous provisions, including the at-will nature of employment and service, limits on director compensation, beneficiary designations, and transfer restrictions. Awards may be subject to forfeiture, clawback, or repayment under Company policy or applicable law. The Board may amend, suspend, or terminate the Amended Plan at any time, subject to any required shareholder approval for material changes. No new Awards may be granted after the tenth anniversary of the Effective Date, although existing Awards may remain outstanding in accordance with their terms. The Amended Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

Federal Income Tax Matters

The following is a general summary under current law of the material federal income tax consequences to participants in the Amended Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the U.S. are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers.

Options. Under present law, an optionee will not recognize any taxable income on the date an NSO is granted pursuant to the Amended Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of our Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. We will receive an income tax deduction in its fiscal year in which NSOs are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with applicable tax withholding requirements.

ISOs granted under the Amended Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three (3) months before the date of exercise been our employee. Ordinarily we are not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. This favorable tax treatment for the optionee, and the denial of a deduction for us, will not, however, apply if the optionee disposes of the shares acquired upon the exercise of an incentive stock option within two (2) years from the granting of the option or one (1) year from the receipt of the shares.

Stock Appreciation Rights. The holder of a Stock Appreciation Right will recognize ordinary income at the time that it is exercised in an amount equal to the excess of the fair market value of the number of shares of Common Stock as to which it is exercised on the date of exercise over the aggregate Exercise Price for such right. This taxable income will be subject to payroll tax withholding if the holder is an employee.

Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the risks of forfeiture restrictions lapse. Alternatively, if a recipient makes an election under Section 83(b) of the Code, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. Normally we will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Restricted Stock Units. A participant will not be subject to federal income tax upon the grant of a restricted stock unit award, and the Company is not entitled to a deduction at the time of grant. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will generally have compensation taxable at ordinary income rates in an amount equal to the fair market value of the number of shares (or the amount of cash) actually received with respect to the settlement of the award of such units. We will generally be able to deduct the amount of the ordinary income realized by the participant for U.S. federal income tax purposes, but the deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder. If the participant receives shares upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our Common Stock under the Amended Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as it is practicable.

Interests of Officers and Directors

Members of our Board of Directors and our executive officers are eligible to receive awards under the terms of the Amended Plan. Because it is within the discretion of the Administrator to determine which non-employee directors, employees and consultants will receive awards and the amount and type of such awards, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Amended Plan or the amount of such awards.

Equity Compensation Plan Information

The following table summarizes information about the Company’s equity compensation plans as of April 30, 2025, the Company’s most recently completed fiscal year. All outstanding awards relate to the Company’s Common Stock. Shares issued under all of the following plans may be from the Company’s treasury, newly issued or both.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
Equity compensation plans approved by security holders (1)	93,000	(1)	$1.61	-	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	-		-	-

(1)	The equity compensation plan approved by stockholders consist of the Plan.

(2)	Consists of shares available for future issuance under thePlan.

APPROVAL OF THE 20% ISSUANCE

General

On September 24, 2025, and as further revised on November 17, 2025, the Board of Directors approved the offer and sale of up to a maximum of $5,000,000 units (“Units”), each Unit consisting of (i) one share of Common Stock, or, if applicable, one pre-funded warrant to purchase one share of Common Stock at an exercise price of $0.001 per share (each, a “Pre-Funded Warrant”), (ii) one series A warrants to purchase one share of Common Stock at a per share exercise price of not less than $0.60, exercisable for a term of three (3) years (each, a “Series A Warrant”), and (iii) one series B warrants to purchase one share of Common Stock at a per share exercise price not less than $0.80, exercisable for a term of five (5) years (each, a “Series B Warrant”, together with Series A Warrant and Pre-Funded Warrant, “Warrants,” together with Units and Common Stock, “Securities”), pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC under the Securities Act, and/or Regulation S (“Regulation S”) as promulgated by the SEC under the Securities Act (the “Proposed Issuance”). The purchase price for each Unit (the “Purchase Price”) will be determined by the chief executive officer of the Company, provided, however such Purchase Price shall not be less than $0.30. The maximum number of shares issuable under this Proposed Issuance shall not exceed 50,000,000 shares of Common Stock.

The Board of Directors will retain the authority not to pursue or to abandon the Proposed Issuance even though it has already obtained the Majority Stockholder’s approval. Thus, the Board of Directors, at its discretion, may cause the Company to pursue the Proposed Issuance or to abandon it if it determines that such action is not in the best interests of our Company and shareholders.

The number of shares of issuable upon exercise of the Warrants to be issued in the Proposed Issuance will result in the issuance of a number of shares exceeding the threshold for which stockholder approval is required under Nasdaq Rule 5635. To ensure compliance with Nasdaq Rule 5635, the Majority Stockholder approved the Proposed Issuance.

Nasdaq Listing Rule 5635

Because our Common Stock is listed on the Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules. Rule 5635 of the Nasdaq Listing Rules requires that a listed company seek shareholder approval in certain circumstances, including, prior to the issuance, in a transaction other than a public offering, of more than 20% of the company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the Minimum Price (as defined in Rule 5635 of the Nasdaq Listing Rules. For purposes of this Rule 5635(d), “Minimum Price” means a price that is the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

The Company’s Common Stock has traded above $0.70 over the 60 trading days preceding the date of this filing, the proposed Purchase Price in the private placement is not less than $0.30 per share. We believe that the Proposed Issuance may fall under this rule because the number of shares of Common Stock issuable upon the completion of the private placement will equal or exceed 20% of the number of shares of our Common Stock outstanding prior to the private placement. In addition, the Purchase Price for the Common Stock may be less than the “Minimum Price,” which is the lower of (i) our stock closing price immediately preceding the signing of the binding agreement or (ii) our average stock closing price for the five trading days immediately preceding the signing of the binding agreement.

For purposes of complying with Nasdaq Listing Rule 5635, the Majority Stockholder has approved the Proposed Issuance. Such approval for purposes of Nasdaq Rule 5635 was taken by written consent pursuant to Section 78.320 of the NRS, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Effect of Approval of the 20% Issuance on Our Stockholders

Based on the up to 50,000,000 shares of Common Stock that may be issued under the Proposed Issuance, including shares of Common Stock issuable upon exercise of the Warrants, there may be significant dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our Common Stock. A decline in our market price could impair our ability to raise funds in additional equity or debt financings.

The Board and the Majority Stockholder have approved the Proposed Issuance. The increase in the number of shares of Common Stock issued in connection with the Proposed Issuance, including shares of Common Stock issuable upon exercise of the Warrants, may have an incidental anti-takeover effect in that the additional shares of Common Stock issued could dilute the stock ownership of parties seeking to obtain control of the Company. The increased number of issued shares would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. Although, we do not have any present intention to issue the Securities or to use the issuance of the Securities as an anti-takeover mechanism, the Proposed Issuance could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Notwithstanding the foregoing, we believe the benefits of the effectiveness of the approval of the 20% Issuance exceed the potential dilutive effects and related risks described above. Our ability to succeed on our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities.

APPROVAL OF THE AUTHORIZED SHARES INCREASE

Purpose of the Authorized Shares Increase

Our current Amended and Restated Articles of Incorporation authorizes the issuance of 45,000,000 shares of common stock, par value $0.001 (“Common Stock”) and 5,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”), among which 135,000 shares of Preferred Stock have been designated as “Series A Super Voting Preferred Stock.” As of the Record Date, there were 17,054,004 shares of Common Stock issued and outstanding and 135,000 shares of Series A Super Voting Preferred Stock issued and outstanding.

As discussed above, we are required to reserve 50,000,000 shares of Common Stock for issuance in connection with our Proposed Issuance and to reserve an additional 9,907,000 under the Amended Plan. As a result, our current authorized shares of 45,000,000 is insufficient to cover the additional shares of Common Stock required for issuance of the Warrants in the Proposed Issuance, shares to be reserved under the Amended Plan, and shares needed for future financings. Our Board of Directors has determined that it is in our best interest to increase the number of authorized shares of Common Stock from 45,000,000 to 500,000,000 to cover the aforementioned reasons (the “Authorized Shares Increase”) and the Majority Stockholder as of the Record Date has approved Authorized Shares Increase and the form of the Second Amended and Restated Articles of Incorporation (the “Restated Articles”). The Restated Articles will increase the authorized number of shares of Common Stock from 45,000,000 to 500,000,000. The additional authorized shares of Common Stock will provide us with essential flexibility to use our Common Stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) to act quickly for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities expanding our business and product pipeline, acquisition transactions, licensing, joint venture and other transactions, entering into strategic relationships, initiating commercial preparatory plans, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends or for other general corporate purposes. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

Except as discussed, we have no other current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized common shares resulting from the increase in the number of our authorized shares of Common Stock. Except as otherwise required by law or by regulation, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While the Authorized Shares Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Company’s Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

Rights of Additional Authorized Shares

The Authorized Shares Increase will not have any effect on the par value per share of our Common Stock. The additional Common Stock to be authorized will have the same privileges as the shares of Common Stock currently authorized and issued and will not otherwise alter or modify the rights, preferences, privileges or restrictions of our Common Stock. Our Common Stock is a single class, with equal voting, distribution, liquidation and other rights. The additional Common Stock to be authorized will have rights identical to our currently outstanding Common Stock. If our Board issues additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of Common Stock solely by virtue of their ownership of shares of our Common Stock, and their percentage ownership of our then outstanding Common Stock could be reduced. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

No Pre-Emptive Rights

Holders of our Common Stock do not have any pre-emptive or similar rights to acquire or subscribe for or purchase any additional shares of any class of capital stock that may be issued in the future and, therefore, future issuances of our Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

No Appraisal or Dissenters’ Rights

The NRS does not provide for dissenter’s rights or appraisal rights in connection with the Amended Articles nor have we provided for such rights in our current effective Amended and Restated Articles of Incorporation or Bylaws.

The Restated Articles is attached as Appendix B to this Information Statement. However, Restated Articles is subject to revision to include such changes as may be required by the Secretary of State of the State of Nevada and as our board of directors deems necessary and advisable to effect the Authorized Shares Increase.

APPROVAL OF THE SECURITIES PURCHASE AGREEMENT AND TRANSACTION

The following discussion provides material information about the proposed Transaction. The discussion may not have all the information that is important to you, and it is qualified in its entirety by reference to the accompanying appendices, including the Securities Purchase Agreement that accompanies this information statement as Appendix C. You are urged to carefully read this entire document, including the appendices, for a more complete understanding of the transaction.

General

On October 27, 2025, the Company and Reli Home Décor Inc. (the “Buyer”) entered into the Securities Purchase Agreement. Pursuant to the terms of the Securities Purchase Agreement, the Company agreed to sell all of the issued and outstanding equity interests of Grand Forest Cabinetry Inc (“Grand Forest”) to the Buyer for an aggregate cash purchase price of $550,000 (the “Transaction”). The proceeds from the Transaction are payable solely to the Company. You, as a stockholder, will not receive any consideration if the Transaction is consummated.

If the Transaction is completed, Grand Forest would be sold to the Buyer. Grand Forest is an indoor home improvement supply chain provider that focuses on providing high-quality kitchen cabinets, flooring, and home improvement products sourced from international suppliers. Grand Forest strives to bring affordable luxury with both aesthetic and practicality to the living space. We focus on sourcing high-quality products from reliable overseas suppliers and distributing them to customers across the U.S. We prioritize customer satisfaction and aim to provide exceptional products and services to enhance the homes of our customers.. The Company, through FuAn, its wholly-owned subsidiary, will continue to operate the  food and beverage supply chain business following the consummation of the Transaction. The Company expects that its stock will continue to be publicly traded on The Nasdaq Capital Market under the ticker symbol “MWYN.” Importantly, the completion of the Transaction will not affect your ownership of shares of the Company’s Common Stock.

On October 25, 2025, after careful consideration, our Board of Directors, by a unanimous vote, (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Securities Purchase Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Transaction, (ii) approved the execution, delivery and performance of the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated by the Securities Purchase Agreement, including the Transaction, and (iii) resolved, subject to the terms and conditions set forth in the Securities Purchase Agreement, to recommend adoption and approval of the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction, by the stockholders of the Company.

Under the NRS 78.565, the adoption and approval of the Securities Purchase Agreement, and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction, by the Company’s stockholders requires the approval by the holders of a majority of Voting Securities. The Majority Stockholder as of the Record Date approved the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction. As a result of the delivery of the Written Consent, no further action by any stockholder of the Company is required under applicable law or the Securities Purchase Agreement (or otherwise) to adopt or approve the Securities Purchase Agreement and the other transaction documents and consummate the transactions contemplated thereby, including the Transaction, and the Company will not be soliciting your vote for the adoption and approval of the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction, and will not call a stockholders meeting for purposes of voting on the adoption and approval of the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction.

Information about the Parties

Marwynn Holding, Inc. and Subsidiaries

The Company is a holding company and holds two wholly owned subsidiaries call Grand Forest Cabinetry Inc (“Grand Forest”), and Fuan Enterprise, Inc. (“FuAn”). Grand Forest is an indoor home improvement supply chain provider that focus on providing high-quality kitchen cabinets, flooring, and home improvement products sourced from international suppliers. FuAn is a food and non-alcoholic beverage supply chain company that specializes in connecting businesses between different regions, particularly between Asia and the U.S. The Company’s Common Stock is traded on The Nasdaq Capital Market under the symbol “MWYN.”  The principal executive office is located at c/o Marwynn Holdings, Inc., 12 Chrysler Unit C, Irvine, CA 92618. The telephone number of the principal executive office is 949-706-9966.

Grand Forest

Grand Forest, a California corporation incorporated on February 22, 2021, is an indoor home improvement supply chain provider that focuses on providing high-quality kitchen cabinets, flooring, and home improvement products sourced from international suppliers. Currently it offers a range of cabinets that are tailored for various spaces, including kitchens, bathrooms, and living areas. In addition, it specializes in offering a wide range of flooring, kitchen sinks, and countertop options that cater to diverse design preferences and functional needs. Its product catalog includes various styles and finishes, helping customers find the perfect match for their home improvement projects. In addition, Grand Forest provides various value-added services to customers, including free consultation, free 3D design for cabinet remodeling with measurement estimates, and free installation support, to ensure clients get the most out of the products.

The principal executive office is located at 3785 Stevens Creek Blvd., Santa Clara, CA 95050. The telephone number of the principal executive office of Grand Forest is 510-736-2211.

It currently offers services through a physical store located in Union City, California, which features showrooms to display the diverse product offerings.

Products

Grand Forest purchases, distributes and sells a wide range of indoor home improvement products through its showroom and website. It offers the following categories of indoor home improvement products currently all sourced from Vietnam:

Product Category	Products	Brands
Cabinets	Artic White Cabinet	Grand Forest
Cabinets	Creme White Cabinet	Grand Forest
Countertops	Quartz Bianco Carrara 26“x110”, 3 Sides Edge Finished	Grand Forest
Countertops	Quartz Nordic Gray 26“x110”, 3 Sides Edge Finished	Grand Forest
Kitchen Sinks	Brushed Stainless Steel Undermount Sink 16G. Overall Size: 32“x19“x10”, Bowl Size: 30“x17“x10”	Grand Forest
Kitchen Sinks	Brushed Stainless Steel Undermount Single Bowl Stackable Ledge Sink 16G. Overall Size: 30“x19“x10”, Bowl Size: 28“x15-1/4“x10”	Grand Forest
Flooring	Waterproof Wood Fiber Floor	Grand Forest
Other Materials	Under Counter Rectangle Ceramic Basin	Grand Forest
Other Materials	CROWN MOLDING 3“x96”	Grand Forest
Other Materials	Engineered Marble Calacatta Oro ShoGrand Forestr wall, 36“x84” Right Wall	Grand Forest

Grand Forest imports raw materials and home improvement products from suppliers overseas. Cabinets that are purchased from its suppliers overseas are prefabricated boards and ready-to-assemble. Such cabinets are cheaper than pre-assembled cabinets because of savings on shipping and storage and related labor costs, and are less likely to be damaged during transit. In addition, ready-to-assemble cabinets are flexible and can be adjusted to fit any kitchen size and configuration. The majority of its customers purchase these cabinets as prefabricated boards without assembly, which is consistent with the preference for bulk purchases. However, for customers who request it, Grand Forest provide assembly services tailored to the client’s unique dimensions. When assembly is provided, it is performed by its employees as part of their daily job duties, at no additional cost to the customer. Assembly services are included within the home improvement product offerings and are not charged separately. Sales of indoor home improvement products and any associated assembly services are not distinct; they represent combined inputs to achieve the final product delivery to the customer. Accordingly, sales of these products and assembly services are identified as a single performance obligation.

Customers

At Grand Forest, customers include homeowners, interior designers, and dealers who seek premium home improvement products. Homeowners turn to Grand Forst for high-quality cabinets, countertops, kitchen sinks, flooring, and other materials that combine both style and durability for their renovation projects. Interior designers value its wide range of products that cater to diverse design preferences, which helps bring their creative visions to reality. Dealers choose us for its competitive pricing, exceptional customer service, and reliable supply chain, which help them provide top-notch products to their own customers.

Industry

The information presented in this section has been derived from either an industry report, dated June, 2024, commissioned by Company and prepared by Frost & Sullivan, an independent research firm, regarding its industry, or from publicly available secondary data online sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Definition and Classification of Home Improvement Products

●	Home improvement works generally include stone and marble works, carpentry and joinery works, floor carpeting, decorative lighting suspended ceilings, plastering works, E&M works, steel and metal works, installation of sanitary fittings and wares, fittings, fixture and equipment, glazing works, painting works, wall papering, as well as other associated works.

●	Home improvement materials include kitchen cabinets, floorings and other fixtures and furniture.

Market Size of Home Improvement in U.S.

Based on the industry report by Frost & Sullivan, the U.S. home improvement industry has seen growth in recent years, from $314.6 billion in 2019 to $365.2 billion, driven by low interest rates and increased time spent at home from 2019 to 2023. Surging demand for better and more convenient amenities among interior designers, homeowners, and builders will drive increased demand for home improvement materials across the U.S. Additionally, the rising number of private rental properties in the U.S. has significantly supported innovations and new/improved techniques for home improvement activities. Approximately 65% of people under 35 years old in the country live in rented houses, sustaining the growth of the home improvement market.

Growing popularity of do-it-yourself projects and shifting preference toward eco-friendly and energy-efficient projects with advanced features has also translated into the market growth opportunities for the home improvement industry in the U.S. Rapidly growing ecommerce opportunities enable wholesalers or manufacturers to offer numerous options for home improvement products or materials to customers at an affordable cost. The home improvement market in the U.S. is forecasted to reach $446.0 billion in 2028, at a CAGR of 4.1% from 2024 to 2028.

Source: Frost & Sullivan

Competition

The global home improvement supply chain industry is also characterized by relative fragmentation with a large number of participants. Among them, large integrated distributors often have extensive global sourcing channels and resource integration capabilities, and are able to provide customers with one-stop design, rich product portfolio, sourcing, logistics and other all-round services, and thus are able to demonstrate a strong market position in the global market. Distribution companies that specialize in specific market segments, such as high-end furniture and soft furnishings, typically possess extensive industry resources and are capable of offering specialized sourcing and customization services to accommodate the unique requirements of each client. In general, the market is adapting to the increasing demand of consumers, and industry participants will prioritize the development of diverse sales channels, the maintenance of more customer relationships, and the implementation of innovative service models.

There are several competitors in our indoor home improvement supply chain market including well-known retailers such as The Home Depot and Lowe’s. These companies are well established, more recognized and benefit from strong brand identities, extensive distribution networks, and significant financial resources. Their larger scale of operations allows them to negotiate better terms with suppliers, maintain competitive pricing, and offer a comprehensive range of products, making them the preferred choice for many customers. Competing against such established companies presents challenges in terms of customer acquisition, pricing strategies, and product differentiation. To effectively compete, Grand Forest intend to enhance our brand recognition, expand our product range, and invest in building a robust distribution network. Additionally, developing loyalty programs and innovating in customer service will be crucial in attracting and retaining customers, allowing us to improve our market position.

Intellectual Property

As of the date hereof, Grand Forest does not own any intellectual property other than a domain name for its websites www.grandforestcabinets.com.

The Buyer

Reli Home Décor Inc. is a California registered company specializing in customized flooring and home remodeling. Dejun Yang is the CEO of the company. The mailing address of the Buyer is 1488 Gardener Blvd, San Leandro, CA 94577. The telephone number of the principal executive office is 626-322-8370.

Buyer is a privately held corporation focused on providing customized flooring and home remodeling products and services. Buyer is not a party to any pending or threatened legal proceedings and is not aware of any such matters involving its directors, officers, or affiliates. Buyer has not entered into any negotiations, transactions, agreements, arrangements, or material contacts with the Company or any of the Company’s directors, officers, controlling persons, or subsidiaries, other than preliminary discussions in connection with the contemplated transaction. Company has no present or proposed material agreements, relationships, or understandings with the Buyer (or any of its affiliates), other than the contemplated transaction and customary discussions relating thereto.

The Securities Purchase Agreement

The following is a summary of the material provisions of the Securities Purchase Agreement, which accompanies this information statement as Appendix C. This summary is qualified in its entirety by reference to the full text of the Securities Purchase Agreement. You are encouraged to read the Securities Purchase Agreement carefully and in its entirety. The summary of the Securities Purchase Agreement is included in this information statement only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses. You should read the information provided elsewhere in this information statement for information regarding the parties and their respective businesses.

The representations, warranties and covenants described below and included in the Securities Purchase Agreement were made only for purposes of the Securities Purchase Agreement and as of specific dates, are solely for the benefit of the Company and the Buyer, as applicable, and may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to stockholders. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or the Buyer since they may be modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Securities Purchase Agreement. The representations, warranties and covenants and other provisions of the Securities Purchase Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this information statement.

Purchase and Sale of Equity Interests

Upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed to sell all of the issued and outstanding equity interests of Grand Forest to the Buyer. In this information statement, the sale of such equity interests, collectively, is referred to as the “Transaction.”

Effective Time and Closing

Unless the parties agree otherwise, the closing of the Transaction will occur not later than the second (2nd) business day following the satisfaction or waiver of the conditions to closing the Transaction. Under federal securities laws, the Transaction may not close until the expiration of a twenty (20) day waiting period after the date of mailing this information statement. The Company currently expects that the Transaction will close as soon as practicable following the expiration of such waiting period.

Transaction Consideration

Upon the terms and subject to the conditions of the Securities Purchase Agreement, on the closing date, the aggregate consideration to be paid to the Company by the Buyer will be $550,000. The Securities Purchase Agreement does not require any of the consideration for the Transaction to be held in escrow. The Transaction consideration will be paid to the Company and not to its stockholders.

Stockholder Consent

In connection with the execution of the Securities Purchase Agreement, the Majority Stockholder as of the Record Date adopted and approved the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction. Therefore, no further approval or consent by the Company’s stockholders is required or needed in connection with the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction.

Representations and Warranties

The Securities Purchase Agreement contains various and representations and warranties made by the Company and the Buyer. In some cases, these representations and warranties are subject to exceptions and qualifications contained in the Securities Purchase Agreement or in connection with a confidential disclosure schedule delivered by the disclosing party to the other parties to the Securities Purchase Agreement (which may or may not be specifically referenced in the text of the Securities Purchase Agreement).

Covenants and Agreements

The Securities Purchase Agreement also contains a number of covenants and agreements that govern the actions of the Company and the Disposed Companies pending completion of the Transaction and several covenants governing the actions of the Buyer and cooperation among the parties after the closing of the Transaction. Prior to closing, each party will provide the other with reasonable access to its books, records, facilities and personnel and will furnish additional information as reasonably requested, subject to confidentiality and privilege. Each party will keep nonpublic information confidential and use it only in connection with the transaction, except as required by law or for filings with regulators or stock exchanges.

The parties also agreed to cooperate and take all reasonable actions and make necessary filings, notices, and consents to consummate the transaction. Parties will execute additional documents and provide post-closing cooperation as needed, and will notify each other of events that could affect the satisfaction of closing conditions.

From and after the closing, each party will indemnify the other for losses resulting from breaches of its representations, warranties or covenants. Indemnification is subject to customary limitations, including a deductible of $50,000 and a cap on total recoverable losses. Claims must be noticed on or before a specified limitation date. Third-party claims may be defended by the indemnifying party, subject to the indemnified party’s participation and consent rights. Following the Closing, indemnification is the exclusive remedy of the parties for breaches of the Agreement.

Closing Conditions

Under the Securities Purchase Agreement, various customary and other conditions are required to be met or waived, by mutual agreement of all parties, before each party is obligated to complete the transaction. These conditions are customary and include, among other things:

●	Approval of the transaction by the Company’s Board of Directors and, if submitted, its shareholders;

●	Receipt of any required NASDAQ approval;

●	No court or governmental order prohibiting the transaction; and

●	No law in effect making the transaction illegal or otherwise prohibiting its completion.

Termination of the Securities Purchase Agreement

The Securities Purchase Agreement may be terminated and the transactions contemplated thereby abandoned, at any time prior to the closing:

●	by mutual written consent of the Buyer and the Company at any time; or

●	by either party upon written notice if the closing has not occurred by October 31, 2025, provided the terminating party is not in material breach of the Securities Purchase Agreement.

Upon termination, the Securities Purchase Agreement will be of no further force or effect and no party will have any liability, except for certain provisions (including confidentiality, indemnification, and other customary surviving clauses) that expressly survive termination. As of the date of this Information Statement, neither party has provided written notice to terminate the Securities Purchase Agreement.

Governing Law

The Securities Purchase Agreement is governed by California law.

Effects of the Transaction

Pursuant to the terms of the Securities Purchase Agreement, at the closing, the Company agreed to sell, transfer, assign and convey all of the issued and outstanding equity interests of Grand Forest to the Buyer for an aggregate cash purchase price of $550,000 (the “Transaction”). If the Transaction is completed, Grand Forest would be sold to the Buyer. Grand Forest operates the home improvement business. The Company, through FuAn, its wholly-owned subsidiary, will continue to operate the food and non-alcoholic beverage supply chain following the consummation of the Transaction. The proceeds from the Transaction are payable solely to the Company. You, as a stockholder, will not receive any consideration if the Transaction is consummated.

If the Transaction is consummated, the Company expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, or (iii) pursue strategic acquisitions (the Company does not currently have a target). The amounts and timing of the Company’s actual expenditures, however, will depend upon numerous factors, and the Company may find it necessary or advisable to use portions of the proceeds from the Transaction for different or presently non-contemplated purposes.

The Company expects that its stock will continue to be publicly traded on The Nasdaq Capital Market (“NASDAQ”) under the ticker symbol “MWYN.” Importantly, the completion of the Transaction will not affect your ownership of shares of the Company’s Common Stock. However, it is not possible to predict the trading price of the Company’s Common Stock following the closing of the Transaction or the impact that the Transaction may have on the Company’s remaining business.

In order to maintain the listing of the Company’s Common Stock on NASDAQ, the Company’s Common Stock must comply with certain continued listing requirements, including having:

●	at least two registered and active market makers, one of which may be a market maker entering a stabilizing bid;

●	a minimum bid price of at least $1.00 per share;

●	at least 300 total holders (including both beneficial holders and holders of record, but excluding any holder who is directly or indirectly an executive officer, director or the beneficial holder of more than 10% of the total shares outstanding); and

●	at least 500,000 publicly held shares with a market value of at least $1.0 million (excluding any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding).

The Company must also meet at least one of the following continued listing standards:

●	stockholders’ equity of at least $2.5 million;

●	market value of the Company’s Common Stock of at least $35 million; or

●	net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

The Company believes that it will continue to meet NASDAQ’s continued listing requirements following the completion of the Transaction. No assurances, however, can be given that the Company will continue to satisfy these requirements as some of these requirements are outside of the Company’s direct control, such as the bid price of its Common Stock, the number of holders of its Common Stock and the value of its publicly held shares. If the Company is unable to meet these requirements, NASDAQ may take action to delist the Company’s Common Stock. In such a case, the Company may appeal NASDAQ’s determination to delist its Common Stock, but such appeal may not be successful.

Reasons for the Transaction

As part of the ongoing evaluation of Grand Forest’s business, the Company’s Board of Directors and senior management periodically review, consider and assess Grand Forest’s operations, financial performance, prospects. industry conditions, and impact of the tariffs as they may affect the Company’s long-term strategic goals and plans, including the consideration of potential opportunities for business combinations, dispositions, acquisitions and other financial and strategic alternatives.

CEO of Buyer, Mr. Yang, reached out to the CEO of MWYN to inquire the potential of the selling of Grand Forest in September. Both parties agree that the price shall be determined based on the fairness opinion letter provided by the third party.

After careful consideration, our Board of Directors, by a unanimous vote (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Securities Purchase Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Transaction, (ii) approved the execution, delivery and performance of the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated by the Securities Purchase Agreement, including the Transaction in accordance with the NRS, and (iii) resolved, subject to the terms and conditions set forth in the Securities Purchase Agreement, to recommend adoption and approval of the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction, by the stockholders of the Company. In reaching this decision, the Company’s Board of Directors consulted with Grand Forest management, and considered a number of factors, including that:

●	the Securities Purchase Agreement provides for an attractive purchase price that will be paid in cash;

●	the Board of Directors believed the Transaction is more favorable to the Company’s stockholders than the potential value that might result from the Company’s other strategic alternatives (including the alternative of retaining Grand Forest), based on:

o	the current and prospective political environment affecting tariffs and other uncertainties in which Grand Forest operates;

o	the current competitive environment within the industry;

o	Grand Forest’s overall strategic position; and

o	the challenges attendant to improving Grand Forest’s financial performance without substantial capital infusion.

●	the consideration the Company receives in the Transaction would provide the Company with substantial capital resources immediately upon the closing of the transaction in comparison to the risks and uncertainty that would be inherent in continuing to operate and executing Grand Forest’s business plan;

●	the controlling stockholder of the Company, who hold approximately 90.85% of the Company Voting Securities as of the date hereof, is supportive of the Transaction;

●	the Board of Directors received an appraisal report from King Kee Appraisal and Advisory Limited, that based upon and subject to the various assumptions made, procedures followed, matters considered, limitations of the review undertaken, qualifications contained and other matters set forth therein, the purchase price is within the range provided in the appraisal report; and

●	the Transaction would likely be completed in a timely manner.

Interests of Certain of the Company’s Directors and Named Executive Officers in the Transaction

You should be aware that certain of the Company’s directors and named executive officers may have interests in the Transaction that are different from, or in addition to, those of the Company’s stockholders generally. These interests may create potential conflicts of interest. The Company’s Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Securities Purchase Agreement and to recommend that the Company’s stockholders approve and adopt the Securities Purchase Agreement and the transactions contemplated thereby, including the Transaction.

Use of Proceeds

The Company’s Board of Directors has not made any definitive plans with respect to the use of proceeds from the Transaction. If the Transaction is consummated, the Company expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, or (iii) pursue strategic acquisitions. The amounts and timing of the Company’s actual expenditures, however, will depend upon numerous factors, and the Company may find it necessary or advisable to use portions of the proceeds from the Transaction for different or presently non-contemplated purposes.

Required Approvals for the Transaction

Under NRS Section 78.565, the approval of the Company’s Board of Directors and the approval by the holders of a majority of the Company’s outstanding Common Stock are required to approve and adopt the Securities Purchase Agreement and the Transaction. the Company’s Board of Directors approved the Securities Purchase Agreement and the Transaction on October 25, 2025.

Under NRS Section 78.320, the Company’s current effective Articles of Incorporation and the Company’s bylaws, the approval of the Company’s stockholders may be provided by written consent. The Majority Stockholder, who owned, as of the Record Date, approximately 92.73% of the Voting Securities, adopted and approved the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction. The Written Consent constituted an adoption and approval of the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction , by the holders of the requisite number of shares of the Company’s Common Stock in accordance with NRS Section 565. Accordingly, the Transaction can occur without the vote of any of the Company’s other stockholders, and there will not be a meeting of the Company’s stockholders at which you will be asked to vote on the adoption and approval of the Securities Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Transaction.

Federal securities laws state that the Transaction may not be completed until twenty (20) days after the date of mailing this information statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent, the Transaction will not occur until that time has elapsed. the Company expects the Transaction to close as soon as possible after the end of this twenty (20) day period, which will end on or about December 22, 2025, subject to the satisfaction or waiver of the conditions to the closing of the Transaction set forth in the Securities Purchase Agreement. However, there can be no assurance that the Transaction will close at that time, or at all.

RISK FACTORS

Risks Related to the Transaction

The announcement and pendency of the Transaction, whether or not consummated, may adversely affect The Company’s business.

The announcement and pendency of the Transaction, whether or not consummated, may adversely affect the trading price of the Company’s Common Stock, its business or its relationships with customers, suppliers and employees. In addition, pending the completion of the Transaction, the Company may be unable to attract and retain key personnel and the focus and attention of the company’s management and employee resources may be diverted from operational matters during the pendency of the Transaction.

The Company cannot be sure if or when the Transaction will be completed.

The closing of the Transaction is subject to the satisfaction or waiver of various conditions. The Company cannot guarantee that the closing conditions set forth in the Securities Purchase Agreement will be satisfied. If the Company is unable to satisfy the closing conditions in the Buyer’s favor or if other mutual closing conditions are not satisfied, the Buyer will not be obligated to complete the Transaction. In the event that the Transaction is not completed, the announcement of the termination of the Securities Purchase Agreement may adversely affect the trading price of the Company’s Common Stock, its business and operations or its relationships with customers, suppliers and employees.

If the Transaction is not completed, the Company’s Board of Directors, in discharging its fiduciary obligations to the Company’s stockholders, may evaluate other strategic alternatives that may be available, which such alternatives may not be as favorable to the Company as the Transaction.

The Company’s stockholders will not receive any of the proceeds of the Transaction.

The proceeds from the Transaction will be paid directly to the Company. As discussed elsewhere in this information statement, the Company’s Board of Directors has not made any definitive plans with respect to the use of proceeds from the Transaction. If the Transaction is consummated, the Company expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, or (iii) pursue strategic acquisitions. The amounts and timing of the Company’s actual expenditures, however, will depend upon numerous factors, and the Company may find it necessary or advisable to use portions of the proceeds from the Transaction for different or presently non-contemplated purposes.

The Company’s management will have broad discretion over the use of proceeds from the Transaction and could spend the proceeds in ways that do not improve its results of operations or enhance the value of its Common Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of its Common Stock to decline.

Risks Related to the Company’s Future Operations

The Company’s operations will be curtailed and the Company will have limited sources of revenue following the Transaction, which may negatively impact the value and liquidity of the Company’s Common Stock.

Upon the closing of the Transaction, the size of the Company’s business operations will be reduced and its sources of revenue will be limited to its Food Supply Chain Business. Although the Company’s Board of Directors may use a portion of the proceeds from the Transaction to support the business operations remaining following the Transaction, there can be no assurance that the Company will be successful at carrying out the operations of its remaining businesses or that it will be successful at generating revenue. A failure by the Company to secure additional sources of revenue following the closing of the Transaction could negatively impact the value and liquidity of its Common Stock.

The Company will continue to incur the expense of complying with public company reporting requirements following the closing of the Transaction.

After the Transaction, the Company will continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome.

The Company may be delisted from NASDAQ following the consummation of the Transaction.

The Company’s SEC reporting obligations as a public company will not be impacted as a result of the closing of the Transaction and, following the completion of the Transaction, the Company expects that its Common Stock will continue to be traded on NASDAQ. However, it is not possible to predict the trading price of the Company’s Common Stock following the closing of the Transaction or the impact that the Transaction may have on the Company’s remaining business.

In order to maintain the listing of the Company’s Common Stock on NASDAQ, the Company’s Common Stock must comply with certain continued listing requirements, including having:

●	at least two registered and active market makers, one of which may be a market maker entering a stabilizing bid;

●	a minimum bid price of at least $1.00 per share;

●	at least 300 total holders (including both beneficial holders and holders of record, but excluding any holder who is directly or indirectly an executive officer, director or the beneficial holder of more than 10% of the total shares outstanding); and

●	at least 500,000 publicly held shares with a market value of at least $1.0 million (excluding any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding).

The Company must also meet at least one of the following continued listing standards:

●	stockholders’ equity of at least $2.5 million;

●	market value of the Company’s Common Stock of at least $35 million; or

●	net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

The Company believes that it will continue to meet NASDAQ’s continued listing requirements following the completion of the Transaction. No assurances, however, can be given that the Company will continue to satisfy these requirements as some of these requirements are outside of the Company’s direct control, such as the bid price of its Common Stock, the number of holders of its Common Stock and the value of its publicly held shares. If the Company is unable to meet these requirements, NASDAQ may take action to delist the Company’s Common Stock. In such a case, the Company may appeal NASDAQ’s determination to delist its Common Stock, but such appeal may not be successful.

If the Company’s Common Stock is delisted from NASDAQ, the Company expects that its Common Stock would begin trading on the over-the-counter markets. The delisting of the Company’s Common Stock could result in a reduction in its trading price and would substantially limit the liquidity of the Company’s Common Stock. In addition, delisting could materially adversely impact the Company’s ability to raise capital or pursue strategic restructuring, refinancing or other transactions. Delisting from NASDAQ could also have other negative results, including the potential loss of confidence by institutional investors.

The Company, and not its stockholders, will receive the proceeds from the Transaction. The Company’s Board of Directors has not made any definitive plans with respect to the use of proceeds from the Transaction. If the Transaction is consummated, the Company expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, or (iii) pursue strategic acquisitions. The amounts and timing of the Company’s actual expenditures, however, will depend upon numerous factors, and the Company may find it necessary or advisable to use portions of the proceeds from the Transaction for different or presently non-contemplated purposes.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Transaction will transfer the ownership of the Grand Forest from the Company to the Buyer. As a result, Grand Forest’s historical results will be reported in the Company’s consolidated financial statements as discontinued operations and in subsequent periods the Company’s consolidated financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to the transformer business.

The following unaudited pro forma condensed consolidated financial statements (“unaudited pro forma statements”) and explanatory notes are based on the Company’s historical consolidated financial statements adjusted to give effect to the Transaction. The unaudited pro forma condensed consolidated statements of operations for the three months ended July 31, 2025 and years ended April 30, 2025 and April 30, 2024 have been prepared with the assumption that the Transaction occurred as of the beginning of the statement period. The unaudited pro forma condensed consolidated balance sheet as of July 31, 2025 and April 30, 2025 have been prepared with the assumption that the Transaction was completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transaction occurred on the date indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by the Company based upon assumptions deemed appropriate by the Company’s management. An explanation of certain assumptions is set forth under the Notes hereto.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and the notes for the year ended April 31, 2025, as well as the Company’s unaudited condensed consolidated financial statements and notes thereto for the three months ended July 31, 2025, each of can be found at the SEC’s website at www.sec.gov.

MARWYNN HOLDINGS, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	July 31, 2025	April 30, 2025

ASSETS

Current Assets
Cash and cash equivalents	$-	$871,009
Accounts receivable, net	191,249	194,999
Other receivable	550,000	-
Note receivable	690,000	193,853
Prepaid expenses and other current assets	546,182	2,812,675
Total Current Assets	1,977,431	4,072,536

Non-Current Assets
Property and equipment, net	13,778	17,694
Intangible assets, net	164,583	177,083
Operating lease right-of-use assets, net	33,867	44,596
Deferred tax assets	2,227	2,227
Total Non-Current Assets	214,455	241,600

TOTAL ASSETS	$2,191,886	$4,314,136

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Bank overdraft	$15,789	$-
Accounts payable	219,586	9,681
Accrued expenses and other current liabilities	26,827	6,079
Operating lease liabilities – current	34,798	45,677
Income tax payable	179,100	177,592
Total Current Liabilities	476,100	239,029

Total Liabilities	476,100	239,029

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001, 5,000,000 shares authorized; 135,000 shares and 0 shares Series A Super Voting Preferred Stock designated, issued and outstanding at July 31, 2025	135	135
Common stock, par value $0.001, 45,000,000 shares authorized; 17,054,004 shares and 17,054,004 shares issued and outstanding at July 31, 2025	17,054	17,054
Additional Paid-in Capital	7,660,926	7,931,634
Accumulated deficit	(5,962,329)	(3,873,716)
Total Stockholders’ Equity	1,715,786	4,075,107

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,191,886	$4,314,136

MARWYNN HOLDINGS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended July 31, 2025	For the year ended April 30, 2025	For the year ended April 30, 2024

Revenue, net	$41,250	$804,333	$11,920,570
Cost of revenue	(52)	(428,578)	(6,584,970)
Gross profit	41,198	375,755	5,335,600

Operating expenses
Selling expenses	(1,276,368)	(1,392,569)	(908,737)
General & administrative expenses	(1,398,074)	(3,337,421)	(3,242,125)

Total operating expenses	(2,674,442)	(4,729,990)	(4,150,862)

(Loss) income from operations	(2,633,244)	(4,354,235)	1,184,738

Other income (expenses)
Other income (expenses)	(569,323)	(3,806)	(839)
Interest expense	(54)	(1,291)	(27,835)
Total other expenses, net	(569,377)	(5,097)	(28,674)

(Loss) income before income tax provision	(3,202,621)	(4,359,332)	1,156,064

Income tax provision	(1,508)	(6,173)	(327,655)

Net (loss) income	$(3,204,129)	$(4,365,505)	$828,409

Net loss per common stock
Basic and diluted	$(0.19)	$(0.29)	$0.06
Weighted average number of common shares outstanding
Basic and diluted	17,054,004	15,284,826	14,509,359

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company has elected to rely on the “controlled company” exemption and our compensation committees do not consist entirely of independent directors. Since the initial public offering of March 11, 2025, the compensation committee has been comprised of Dandan Wang, Dvisha Patel and Yin Yan, with Yin Yan, our chairperson, chief executive officer and president, serving as chair of the committee. Only Mses. Wang and Patel are non-employee directors, as defined by Rule 16b-3 promulgated under the Exchange Act and “independent” as defined in the applicable Nasdaq Marketplace Rules.

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee.

EXECUTIVE COMPENSATION

Compensation for Our Named Executive Officers

The following table shows all of the compensation awarded to or earned by or paid to our named executive officers for fiscal years ended April 30, 2025 and 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stocks Award ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Yin Yan*	2025	120,000	—	—	—	—	120,000
Chairperson, Chief Executive Officer and President	2024	40,000	150,000	—	—	—	190,000
Zhifen Zhou**	2025	101,000	—	—	—	—	101,000
Former Director, Chief Financial Officer and Secretary	2024	148,200	—	—	—	—	148,200
Tuan Tran*	2025	100,000	—	—	—	—	100,000
Chief Operating Officer	2024	58,334	—	—	—	—	58,334

*	Paid by Company’s wholly-owned subsidiaries FuAn Enterprise, Inc (“FuAn”).

**	Paid by Grand Forest.

On September 16, 2025, the Board of the Company received the resignation of Ms. Zhifen Zhou from her positions as the Chief Financial Officer, director, and member of the Nominating and Corporate Governance Committee, effective as of the same date.

As a result of Ms. Zhou’s departure, on September 18, 2025, the Board appointed Ms. Shengnan Xu to serve as Chief Financial Officer, director, and member of the Nominating and Corporate Governance Committee, effective immediately. Ms. Shengnan Xu will be entitled to an annual compensation of $36,000.

Employment Agreements

The Company does not have any employment agreement or consulting agreement contracts with our executive officers. The annual salary for Yin Yan, our chairperson, chief executive officer, and president is $120,000 per year, subject to changes. The annual salary for Zhifen Zhou, our prior chief financial officer and secretary, is $145,000 per year and the annual salary for Tuan Tran, our chief operating officer, is $100,000 per year.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Outstanding Equity Awards as of April 30, 2025

There were no outstanding equity incentive plan awards held by any named executive officer as of April 30, 2025.

2024 Amended and Restated Equity Incentive Plan

The 2024 Equity Incentive Plan was originally adopted on June 18, 2024, and was subsequently amended and restated on January 8, 2025 pursuant to the 2024 Amended and Restated Equity Incentive Plan, or the 2024 Plan, for the purpose of granting share based compensation awards to current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates and align their interests with ours. The maximum aggregate number of shares of Common Stock which may be issued pursuant to all awards under the 2024 Plan is 93,000. As of the Record Date, stock options to purchase a total of 93,000 shares of Common Stock have been granted to independent directors under the 2024 Plan, as part of the compensation package for non-executive independent directors. See “Non-Employee Director Compensation” below.

10b5-1 Plan

Following the expiration of their respective lock-up agreements with the underwriters in connection with our IPO, our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in limited circumstances. Our directors and executive officers may also buy or sell additional shares of our Common Stock outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Limitations of Liability and Indemnification Matters

The Company executed a standard form of indemnification agreement (Indemnification Agreement) with each of our Board members and executive officers (each, an Indemnitee).

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, we agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at our request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

Non-Employee Director Compensation

Our policy with respect to the compensation payable to our non-employee directors provides that directors shall receive a fee of $10,000 per year during the term of their directorship paid in four (4) equal quarterly installments commencing in the first quarter starting March 11, 2025. In addition, directors are entitled to receive an initial stock award to purchase 31,000 shares of the Company’s Common Stock. The per share exercise price of each option granted to the director shall equal 100% of the fair market value (as defined by the Board) of a share of Common Stock on the date the option is granted. The initial award shall vest over three (3) years of which 1/3 of the options shall vest on the first anniversary of the grant date, and the remaining 2/3 of the options shall vest over two years on an annual basis, subject to the director continuing in service on the Board through each such vesting date. The term of each stock option granted to the director shall be ten (10) years from the date of grant.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors will also be entitled to the protection provided by their indemnification agreements and the indemnification provisions in our Articles and Bylaws.

No compensation was paid to our non-employee directors during the fiscal year ended April 30, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information as of November 28, 2025 regarding the beneficial ownership of our voting securities by:

●	each person known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 20,194,804 shares of Common Stock and 135,000 shares of Series A Super Voting Preferred Stock issued and outstanding as of November 28, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is c/o Marwynn Holdings, Inc., 12 Chrysler Unit C, Irvine, CA 92618.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock		% of Common Stock	Number of Shares of Preferred Stock(2)	% of Preferred Stock	% of Total Voting Power
Officers and Directors
Yin Yan (Chairperson, Chief Executive Officer, and President)	5,993,255		29.68%	135,000	100%	90.85%
Shengnan Xu (Director, Chief Financial Officer and Secretary)	—	(2)	—%	—	—	—%
Eric Newlan (Director)	10,333	(3)	0.01%	—	—	0.01%
Dandan Wang (Director)	10,333	(3)	0.01%	—	—	0.01%
Dvisha Patel (Director)	10,333	(3)	0.01%	—	—	0.01%
All directors and executive officers as a group (5 individuals)	6,024,254		29.78%	135,000	100%	90.85%

Five Percent Stockholders
Yin Yan (Chairperson, Chief Executive Officer, and President)	5,993,255		29.78%	135,000	100%	90.85%

*	Share data are presented on a retroactive basis to reflect the effects of the (i) 1.55-for-1 forward stock split of our Common Stock, and (ii) 4.5-for-1 forward stock split of our Series A Super-Voting Preferred Stock effected on September 9, 2024.

(1)	The address of each holder listed above, except as otherwise indicated, is c/o Marwynn Holdings, Inc., 12 Chrysler Unit C, Irvine, CA 92618. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(2)	Ms. Xu was appointed as our Director, Chief Financial Officer and Secretary on September 18, 2025.

(3)	Represents 10,333 shares underlying options that are issuable under an aggregate of 31,000 stock options granted pursuant to the Company’s 2024 Amended and Restated Equity Incentive Plan and a Non-Qualified Stock Option Agreement entered into with the independent directors. The options vest in equal annual installments beginning on July 24, 2024.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of our security holders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at Marwynn Holdings, Inc., 12 Chrysler Unit C, Irvine, CA 92618. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies and may also request to receive a separate Information Statement by mail or telephone as instructed above.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Marwynn Holdings, Inc., 12 Chrysler Unit C, Irvine, CA 92618, telephone: 949-706-9966.

Dated: December 1, 2025

By Order of the Board of Directors

/s/ Yin Yan
Yin Yan
Chief Executive Officer, Chairperson

APPENDIX A

Second Amended and Restated 2024 Equity Incentive Plan

See attached.

MARWYNN HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN

The Plan was originally adopted by the Board of Directors and the Company’s shareholders on June 18, 2024. On January 8, 2025, the Plan was amended and restated by the Board and the Company’s shareholders to reduce the number of Shares available for grant under the Plan from 3,100,000 Shares to 93,000 Shares. On September 24, 2025, the Board approved the amendment and restatement of the Plan, which was then approved by the Company’s majority stockholder to increase the number of Shares available for grant under the Plan from 93,000 Shares to 10,000,000 Shares. Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1
BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Stock Awards and Restricted Stock Units.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) consultants who provide significant services to the Company or its Affiliates; and (c) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Stock Awards and Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, and the Code.

2.4 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Stock Awards and/or Restricted Stock Units.

2.5 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Change in Control” means the occurrence of any of the following events:

(a) Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934 (“Exchange Act”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) The consummation of a liquidation or dissolution of the Company;

(d) The consummation of a merger or consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(e) Other events specified by the Administrator in the Participant’s Award Agreement.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means the compensation committee of the Board or such other committee satisfying Applicable Laws appointed by the Board to administer the Plan, in accordance with Section 3 of the Plan.

2.10 “Company” means Marwynn Holdings, Inc., a Nevada corporation, or any successor thereto.

2.11 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.12 “Continuous Status” as an Employee or Consultant means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. “Continuous Status” shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is not so guaranteed, then on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

2.13 “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16 “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.18 “Fair Market Value” means, as of any date, the value of the common stock determined as follows:

(i) the common stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the common stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the common stock is not principally traded on any such exchange, the last reported sale price of a share of common stock during regular trading hours on the relevant date, as quoted on an automated quotation system (including the OTC markets and systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer; or

(iii) In the absence of an established market for the common stock of the type described in (i) and (ii), above, the Fair Market Value thereof will be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

2.19 “Fiscal Year” means a fiscal year of the Company.

2.20 “Grant Date” means with respect to an Award, the effective date an Award is granted.

2.21 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator in its discretion.

2.23 “Misconduct” means any of the following: (i) Participant is convicted of, or pleads nolo contendere to, (A) any felony or (B) any misdemeanor involving fraud or dishonesty; (ii) Participant’s engagement in any gross insubordination, willful malfeasance, fraud, dishonesty or other conduct or activity in the performance of his or her obligations hereunder or otherwise as an employee or service provider of the Company that is reasonably likely to cause, or does cause, damage to the business of the Company (or any of its affiliates or subsidiaries), as determined in good faith by the Board; (iii) Participant’s embezzlement of funds or assets from the Company (or any of its affiliates or subsidiaries); or (iv) Participant’s willful failure or refusal to perform Participant’s covenants, duties or responsibilities as a service provider for ten (10) days following written notice from the Company describing such failure or refusal in reasonable detail or Participant’s violation of any duty of loyalty to the Company or a breach of Participant’s fiduciary duty involving personal profit.

2.24 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.25 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.27 “Participant” means an Employee, Nonemployee Director or Consultant who has an outstanding Award.

2.28 “Plan” means this Marwynn Holdings, Inc. Second Amended and Restated 2024 Equity Incentive Plan (originally adopted as the Marwynn Holdings, Inc. 2024 Equity Incentive Plan), as set forth in this instrument and as hereafter amended from time to time.

2.29 “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8. An Award of Restricted Stock Units constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement. Each Restricted Stock Unit represents the right to receive one Share or the equivalent value in cash.

2.30 “Retirement” shall mean the voluntary Termination by a Participant when such Participant’s age plus years of service with the Company and/or Subsidiary equals or exceeds seventy five (75).

2.31 “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time, or any state law equivalent.

2.32 “Shares” means shares of common stock, $0.001 par value, of the Company.

2.33 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the notice of grant specifies that the SARs will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.34 “Stock Award” means an Award granted to a Participant pursuant to Section 7. A Stock Award constitutes a transfer of ownership of Shares to a Participant from the Company. A Stock Award may be unrestricted and freely transferable (“Unrestricted Stock”), or subject to restrictions against transferability, assignment, and hypothecation (“Restricted Stock”). Under the terms of a Restricted Stock Award, the restrictions against transferability are removed when the Participant has met the specified vesting conditions. Vesting can be based on continued employment of service over a stated service period, or on the attainment of specified performance objectives. If employment or service is terminated prior to vesting, the unvested Shares of Restricted Stock revert back to the Company. An Award of Unrestricted Stock is not subject to vesting conditions.

2.35 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3
ADMINISTRATION

3.1 The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.

3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to make recommendations to the Board regarding the following: (a) which Employees, Consultants and Directors shall be granted Awards; (b) the terms and conditions of the Awards, (c) interpretation of the Plan, (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpretation, amendment or revocation of any such rules.

3.3 Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors.

3.4 Decisions Binding. All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment, as provided in Section 9.1, the total combined number of Shares and Restricted Stock Units available for grant at any time under the Plan shall be 10,000,000 Shares. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2 Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, or otherwise exercised without delivery of Shares, such undelivered Shares shall become available for future Awards under the Plan.

4.3 Legal Compliance. Awards and Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

4.4 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5
STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Nonemployee Directors and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Section 4.1, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

5.3.1 Nonqualified Stock Options. Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Nonemployee Directors or Consultants.

(c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d) In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer.

5.4 Expiration of Options

5.4.1 Expiration Dates. With respect to the “unvested” Shares (as determined under the Participant’s Award Agreement) underlying a Participant’s Option, such Option shall terminate immediately upon the date Participant ceases his/her Continuous Status as an Employee or Consultant for any reason. With respect to the “vested” Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, such Option shall terminate as follows upon the earliest to occur:

(a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b) Termination of Continuous Status as Employee or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her Continuous Status as an Employee or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);

(c) Misconduct. In the event a Participant’s Continuous Status as an Employee or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire upon the Participant’s receipt of written notice from the Company of such termination due to Misconduct;

(d) Disability. In the event that a Participant’s Continuous Status as an Employee or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within one hundred eighty (180) days from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement);

(e) Death. In the event of the death of a Participant, the Option may be exercised at any time within three hundred sixty (360) days following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance;

(f) Retirement. In the event a Participant’s Retirement, the Option may be exercised at any time prior to the Maximum Expiration Date (as defined in Section 5.4.1(f)) of such Option; or

(g) Maximum Expiration Date. Unless otherwise specified above, an Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.4.2 Change in Status. In the event a Participant’s status has changed from Consultant to Employee, or vice versa, a Participant’s Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status.

5.4.3 Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the maximum term of the Option (subject to limitations applicable to Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Administrator shall determine in its discretion, as set forth in the Award Agreement. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.

5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and satisfaction of all applicable tax withholding.

5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

5.6.2 Delivery of Shares. Unless otherwise specified in the Award Agreement, shares acquired by Participant pursuant to the exercise of an Option shall be held by the Company as escrow agent.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time as shall be determined by the Administrator.

6.1.1 Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Administrator, in its discretion, shall determine.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

6.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.

6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to Shares, or the equivalent value in cash, from the Company in an amount determined by dividing the Fair Market Value of a Share on the exercise date by the following: (a) the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price, times (b) the number of Shares with respect to which the SAR is exercised. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7
STOCK AWARDS

7.1 Grant of Award. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Stock Awards to Employees, Nonemployee Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. Stock Awards may be granted as either Restricted Stock, subject to vesting conditions and other restrictions, or Unrestricted Stock. The Administrator shall determine the form of Stock Award and the number of Shares to be granted to each Participant. Unrestricted Stock Awards shall be evidenced by a Notice of Grant, while Restricted Stock Awards shall be evidenced by a Restricted Stock Award Agreement.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Vesting and Forfeiture of Restricted Stock Awards. The Administrator, in its discretion, shall impose vesting conditions on Shares of Restricted Stock as it may deem advisable or appropriate. Shares of Restricted Stock that are not vested shall be forfeited upon the termination of Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant.

7.3.1 Vesting Conditions. The Administrator may set restrictions based upon the achievement of vesting Conditions that are based on specific performance objectives (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

7.3.2 Legend on Certificates. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.4 Removal of Restrictions. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. Upon satisfaction of the vesting conditions applicable to the Period of Restriction, the Shares shall no longer be subject to forfeiture.

7.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.6 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.

8.1.1 Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Section 4.1.

8.1.2 Value of a Restricted Stock Unit. Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement.

8.2 Vesting Conditions. In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions.

8.3 Form and Timing of Payment. The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash. In either case, upon vesting, payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.

8.4 Cancellation of Restricted Stock Units. On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9
ADJUSTMENTS UPON CHANGES IN COMMON STOCK;
OTHER CORPORATE EVENTS

9.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 4.1 of the Plan.

9.2 Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

9.3 Corporate Transaction.

9.3.1 The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Administrator at the time of grant of an Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Administrator will take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar Award for the Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of the Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Administrator determines (or, if the Administrator does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction in accordance with the exercise procedures determined by the Administrator;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for no consideration ($0) or such consideration, if any, as determined by the Administrator; or

(vi) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for a payment, in such form as may be determined by the Administrator, equal to the excess, if any, of (A), the per share amount (or value of property per share) payable to holders of the Shares in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award, multiplied by the number of Shares subject to the Award. For clarity, this payment may be $0 if the amount per share (or value of property per share) payable to the holders of the Shares is equal to or less than the per share exercise price of the Award. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the holder of the Award to the same extent and in the same manner as such provisions apply to the holders of the Shares.

The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.

9.3.2 Appointment of Shareholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

9.4 No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for the Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.5 Acceleration Rights. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

9.6 Section 409A Limitations. Notwithstanding anything in this Section 9 to the contrary, if a payment under an Award is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

SECTION 10
MISCELLANEOUS

10.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Nonemployee Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Nonemployee Director or the Company may have to terminate his or her directorship at any time.

10.2 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

10.4 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.5 Limited Transferability of Awards. Unless the Administrator provides otherwise, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

10.6 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, the requirement to sign a voting rights agreement in favor of the Company as a condition to the delivery of Shares, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

10.7 Nonemployee Director Award Limitations. No Nonemployee Director may be paid, issued, or granted, in any Fiscal Year, equity awards (including any Awards issued under this Plan) with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including, without limitation, any cash retainers or fees) that, in the aggregate, exceed $500,000. Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Nonemployee Director), will not count for purposes of the limitation under this Section 10.7.

10.8 Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including, without limitation, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section10.8 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary of the Company.

SECTION 11
AMENDMENT, SUSPENSION, AND TERMINATION

11.1 Amendment, Suspension, or Termination. Except as provided in Section 11.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment to the extent desirable to comply with Section 422 of the Code, or other Applicable Law.

11.3 Plan Effective Date and Duration of Awards. The Plan was originally adopted by the Board of Directors and the Company’s shareholders on June 18, 2024 (“Effective Date”) and amended on January 8, 2025. The most recent amendment and restatement of the Plan was approved by the Board of Directors on July 2, 2025 and the Company’s shareholders on July 9, 2025; provided, however, in no event may an Incentive Stock Option be granted more than ten years after the earlier of (i) the date of the adoption of the Plan by the Board of Directors or (ii) the Effective Date. The Plan will continue in effect for a term of ten (10) years from the Effective Date, unless terminate earlier pursuant to Section 11.1.

SECTION 12
TAX WITHHOLDING

12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

12.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

12.3 Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest, or penalties imposed, or other costs incurred, as a result of Section 409A.

SECTION 13
LEGAL CONSTRUCTION

13.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.4 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX B

Second Amended and Restated Articles of Incorporation

See attached.

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MARWYNN HOLDINGS, INC.

Pursuant to Sections 78.390, 78.385 and 78.403 of the Nevada Revised Statutes, MARWYNN HOLDINGS, INC., a Nevada corporation, hereby amends and restates its Articles of Incorporation as follows:

ARTICLE I

The name of this corporation is Marwynn Holdings, Inc. (the “Corporation”).

ARTICLE II

The name of the Corporation’s commercial registered agent is National Registered Agents, Inc.

ARTICLE III

The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE IV

The Corporation is organized for the purpose of transacting all lawful business for which a corporation may be incorporated pursuant to the Nevada Revised Statutes; and the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Revised Statutes.

ARTICLE V

5.1 Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is Five Hundred and Five Million (505,000,000). The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock,” and “Preferred Stock.” The total number of shares of Common Stock that the Corporation is authorized to issue is Five Hundred Million (500,000,000), having a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is Five Million (5,000,000), having a par value of $0.001 per share.

5.2 Preferred Stock. The Board of Directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

5.3 Rights, Preferences, Privileges and Restrictions of Series A Super Voting Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Super Voting Preferred Stock are as set forth below in this Article V, Section 5.3 as follows:

(a) Designation and Number. Of such 5,000,000 shares of preferred stock, $0.001 par value per share, authorized, 135,000 shares are designated as “Series A Super Voting Preferred Stock” (the “Series A Super Voting Preferred Stock”).

(b) Dividends. The holders of the Series A Super Voting Preferred Stock shall not be entitled to receive dividends paid on the Corporation’s Common Stock.

(c) Liquidation Preference. The holders of the Series A Super Voting Preferred Stock shall not be entitled to any liquidation preference.

(d) Voting. The holders of the Series A Super Voting Preferred Stock will have the shareholder voting rights as described in this Section 5.3(d) or as required by law. For so long as any shares of the Series A Super Voting Preferred Stock remain issued and outstanding, the holders thereof shall have the right to vote in an amount equal to 1,000 votes per share of Series A Super Voting Preferred Stock. Except as otherwise required by law or the Articles of Incorporation, in respect of all matters concerning the voting of shares of capital stock of the Corporation, the Common Stock (and any other class or series of capital stock of the Corporation entitled to vote generally with the Common Stock) and the Series A Super Voting Preferred Stock shall vote as a single class and such voting rights shall be identical in all respects.

(e) Conversion Rights. The holders of the shares of Series A Super Voting Preferred Stock shall not have any rights hereunder to convert such shares into, or exchange such shares for, shares of any other series or class of capital stock of the Corporation or of any other person.

(f) Redemption Rights. The holders of the shares of the Series A Super Voting Preferred Stock shall have the option to redeem, in whole or in part, the outstanding shares of Series A Super Voting Preferred Stock such holder then holds, at a redemption price of $0.001 per share.

(g) Notices. Any notice required hereby to be given to the holders of shares of the Series A Super Voting Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

ARTICLE VI

The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any other corporation, partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, against any and all expenses (including reasonable and invoiced attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, that the foregoing shall not require the Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such rights shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

ARTICLE VII

The personal liability of all of the directors and officers of the Corporation is hereby eliminated to the fullest extent allowed as provided by the Nevada Revised Statutes as the same may be amended or otherwise supplemented.

ARTICLE VIII

In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors, acting by majority vote, is expressly authorized to make, alter, or repel the bylaws of the Corporation.

ARTICLE IX

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors constituting the board of directors may be increased or decreased from time to time in the manner specified in the bylaws of the Corporation.

APPENDIX C

Securities Purchase Agreement

See attached.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), is entered into as of October 27, 2025, between Marwynn Holdings, Inc. (“MWYN”), a Nevada corporation, as the seller, and Reli Home Décor Inc. (“Buyer”), a California corporation, as the purchaser. MWYN and Buyer are individually referred to herein as a “Party” and collectively, the “Parties”.

WHEREAS, MWYN is a holding company which owns all 70,000 shares of common stock of Grand Forest Cabinetry Inc., a California corporation (“Grand Forest”), which represents all of the issued and outstanding shares of Grand Forest; and

WHEREAS, Buyer desires to acquire all 70,000 shares of common stock of Grand Forest (“GF Shares”) in exchange for an aggregate purchase price of $550,000 (the “Purchase Price”), subject to the terms and conditions set forth herein (the “Transaction”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Parties hereto agree as follows:

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Bankruptcy and Equity Exception” means the effect on enforceability of (a) any applicable Law relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Buyer Indemnifying Party” has the meaning set forth in Section 8.2.

“Claim Notice” has the meaning set forth in Section 8.4.

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 2.2.

“Contract” means as to any Person, all written or oral agreements, contracts, notes, instruments, indenture, lease, mortgage, bond, arrangement, understanding, undertaking, obligations and commitments to which that Person is a party or by which any of that Person’s properties or assets are bound.

“Dispute” has the meaning set forth in Section 11.13(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Effect” has the meaning set forth in the definition of “Material Adverse Effect” in this Section 1.1.

“Financial Statements” has the meaning set forth in Section 4.8.

“GAAP” means United States generally accepted accounting principles.

“GF Shares” has the meaning set forth in the Preamble.

“Governmental Authority” means any federal, state, provincial or local governmental, regulatory or administrative body, agency or authority, any court, tribunal or judicial authority, and any self-regulatory organization (including any applicable stock exchange) or quasigovernmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), whether foreign or domestic.

“Group Companies” means, collectively, MWYNN and its Subsidiaries.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the Seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, and (g) all indebtedness referred to in clauses (a) through (f) above secured by any Lien in any property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indemnified Party” means a Person that may be entitled to be indemnified under this Section 8 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8.4.

“MWYN Indemnifying Party” has the meaning set forth in Section 8.1.

“Information” has the meaning set forth in Section 7.2.

“Intellectual Property Rights” means any and all intellectual property rights and other similar proprietary rights in any jurisdiction, whether registered or unregistered, whether owned or held for use under license, including all rights and interests pertaining to or deriving from: (a) patents and patent applications, reexaminations, extensions and counterparts (including any reissues, divisionals, renewals, provisionals, continuations or continuations-in-part thereof) claiming priority therefrom; inventions, invention disclosures, discoveries and improvements, whether or not patentable, (b) computer software and firmware, including data files, source code, object code and software-related specifications and documentation, (c) works of authorship, (d) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Law and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person, (e) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos and the goodwill associated therewith, (f) proprietary databases and data compilations and all documentation relating to the foregoing, including manuals, memoranda and records and (g) domain names; including in each case any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Authority in any jurisdiction.

“Law” means any federal, state or local statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Limitation Date” has the meaning set forth in Section 8.1.

“Losses” means any and all losses, claims, damages, liabilities, settlement, costs and expenses, including, without limitation, reasonable attorneys’ fees, investigation cost, experts’ and accountants’ fees.

“Material Adverse Effect” means any change, event, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred prior to, and are continuing as of, the date of determination of the occurrence of the Material Adverse Effect, has a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of Grand Forest taken as a whole.

“Material Permits” has the meaning set forth in Section 3.9.

“Material Company Contract” has the meaning set forth in Section 4.14(a).

“MWYN” has the meaning set forth in the Preamble.

“Party” and “Parties” has the meaning set forth in the Preamble.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Authority and any other legal entity.

“Purchase Price” has the meaning set forth in the Preamble.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means FuAn Enterprise, Inc., a California corporation, and Grand Forest cabinetry Inc, a California corporation.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, charges, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profit, license, withholding, payroll, employment, severance, stamp, occupation, windfall profit, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts.

“Third Party Claim” has the meaning set forth in Section 8.5.

“Transaction” means the transaction contemplated by this Agreement.

2. Transferred Shares. Subject to the terms and conditions of this Agreement, MWYN hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby agrees to acquire and accept, the GF Shares in exchange for the Purchase Price in cash, effective as of the Closing.

3. Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the GF Shares as contemplated by this Agreement shall occur on a date (the “Closing Date”) and at a place as agreed to by the Parties (the “Closing”), subject to the satisfaction at or prior to the Closing, of each of the following conditions:

(a) the Board and the shareholders of MWYN (the “Shareholders”), to the extent the Board submits the Transaction to the Shareholders for approval, shall have approved the Transaction and the other transactions contemplated under this Agreement;

(b) MWYN shall have received approval from NASDAQ, to the extent required, for the purpose of consummation of the Transaction and the other transactions contemplated under this Agreement;

(c) There shall have been no orders, injunctions or decrees by any court of competent jurisdiction or governmental authority prohibiting the consummation of the Transaction; and

(d) There shall have been no applicable law in effect which prohibits, enjoins or making illegal the consummation of the Transaction.

4. Closing Deliveries. At the Closing,

(a) MWYN shall deliver to Buyer (i) a stock power separate in respect of the GF Shares duly executed by MWYN, and (ii) the share certificate(s) representing the GF Shares; and

(b) Buyer shall deliver to MWYN the Purchase Price in immediately available funds to an account designated by MWYN.

5. Representation and Warranties of MWYN. Except as set forth in the disclosure schedule delivered to Buyer (the “MWYN Disclosure Schedule”) (provided that disclosure in any section of the MWYN Disclosure Schedule shall apply to any other section to the extent that the relevance of such disclosure to such other section is reasonably apparent on its face), MWYN represents and warrants to Buyer as follows as of the date hereof and as of the Closing Date (unless otherwise specified):

5.1 Organization and Qualification. MWYN is a company duly incorporated, validly existing and in good standing under the laws of Nevada, with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, and is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing.

5.2 Corporate Power and Authority. MWYN has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by MWYN. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by MWYN have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, MWYN enforceable against MWYN in accordance with their terms.

5.3 Validity, Etc. To the knowledge of MWYN, neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any material breach of any trust agreement, charter, judgment, decree, order, statute or regulation applicable to MWYN, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than the consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority that have been received or are contemplated to be received under this Agreement and the other documents and instruments contemplated hereby) or (iii) violate, conflict with or result in a breach, default or termination of, or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of, any of the obligations of MWYN.

5.4 Ownership of and Title to Securities. MWYN has good and marketable title to the GF Shares, free and clear of all Liens (other than any restrictions on transfers imposed under federal or state securities laws). MWYN has the power to sell, transfer, assign and deliver the GF Shares as provided in this Agreement and, upon transfer and delivery of the GF Shares to Buyer and payment therefor in accordance with this Agreement and entry of the name of Buyer as the holder of the GF Shares in the stock ledger of Grand Forest, such transfer and delivery will convey to Buyer good and marketable title to such GF Shares, free and clear of all Liens (other than any restrictions on transfers imposed under federal or state securities laws). Each GF Share is duly authorized, validly issued, fully paid and non-assessable.

5.5 Financial Statements; Absence of Undisclosed liabilities.

(a) Section 5.5(a) of the MWYN Disclosure Schedule sets forth true and complete copies of (i) the unaudited balance sheet of Grand Forest for the fiscal year ended April 31, 2024, and the related statement of income for the fiscal year then ended, (ii) the unaudited balance sheet of the Grand Forest for the fiscal year ended April 31, 2025 (the “Reference Balance Sheet”) and the related statement of income for the fiscal year then ended and (iii) the unaudited balance sheet of Grand Forest for the two (2) month period ended September 30, 2025 and the related statement of income for the two (2) month period then ended (collectively, the “Financial Statements”). The Financial Statements have been prepared from the books and records of MWYN in accordance with GAAP applied on a consistent basis (except as may be noted therein) in all material respects, and present fairly, in all material respects, the financial position and the results of operations of Grand Forest as of the respective dates thereof or the periods then ended.

(b) There are no liabilities of Grand Forest of any nature, whether or not accrued, contingent or otherwise, that would be required to be disclosed under GAAP and reflected on a balance sheet of Grand Forest or included within the footnotes thereto, other than those that (i) are reflected or reserved against on the Financial Statements, (ii) have been incurred in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements (none of which results from (a) material breach of any Contract or (b) material violation of any Law), (iii) are expressly permitted or contemplated by this Agreement, (iv) will be discharged or paid off prior to or at the Closing or (v) individually or in the aggregate, are not material to Grand Forest, taken as a whole.

5.6 Litigation; Claims and Legal Proceedings. Except as set forth on Section 5.6 of the MWYN Disclosure Schedule, there are no Proceedings pending or, to the knowledge of MWYN threatened, against Grand Forest before or by any Governmental Authority or other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which MWYN is a party which involves the Transaction.

5.7 Licenses, Permits, Authorizations, Etc. Grand Forest possesses all the Material Permits necessary to conduct its businesses as presently conducted, except where the failure to possess such permits would not, individually, or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Grand Forest has not received any notification of any failure by it to have obtained or complied with any Material Permits or any written notice relating to the revocation or modification of any Material Permits. Grand Forest has been conducting its business activities within the permitted scope of business or is otherwise operating its businesses in material compliance with all relevant Laws and Material Permits, except where the failure to so conduct or operate its business would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Grand Forest has no reason to believe that any Material Permit required for the conduct of any part of its business which is subject to periodic renewal will not be granted or renewed by the relevant Government Authority.

5.8 Compliance. Grand Forest has complied, and is in compliance, with all Laws applicable to the operation of its business, to its employees, or to its assets or equity in all material respects. Grand Forest has not received any notification of any asserted present or past unremedied failure by Grand Forest to comply with any of such Laws in any material respect.

5.9 Taxes.

(a) MWYN and its Subsidiaries have (i) duly and timely filed all tax returns, information returns and reports for all Taxes required to have been filed with respect to MWYN and its Subsidiaries and (ii) paid in full all Taxes, interest and other governmental charges which are shown to be due on such returns or reports, except those being contested in good faith, and no Tax Liens are currently in effect or proposed against any of the assets of any of the Group Companies.

(b) No examination or audit of any Tax returns of any Group Company by any Government Authority is currently in progress or, to the knowledge of MWYN, has been threatened. No assessment of Tax has been proposed in writing against any Group Company or any of their material assets or properties. None of the Group Companies has received any written claim from a Government Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction. To the knowledge of MWYN, none of the Group Companies is treated as a resident for Tax purposes of, or is otherwise subject to income Tax in, a jurisdiction other than the jurisdiction in which it has been established.

(c) Grand Forest has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts due, owing to or paid to any Person.

(d) MWYN and its Subsidiaries have not been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes.

5.10 Property. Grand Forest does not own any real property. Grand Forest has good and marketable title in all personal property owned by them that is material to Grand Forest’s business, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by Grand Forest is held by it under valid, subsisting and enforceable leases of which Grand Forest is in material compliance.

5.11 Contracts.

(a) True and complete copies (including amendments, modifications and waivers thereto) of the following Contracts to which Grand Forest is a party or by which it is bound (each, a “Material Company Contract”) have been provided to Buyer prior to the date hereof:

(i) any Contract granting a right of first refusal, first offer or first negotiation, other than in the ordinary course of business;

(ii) any joint venture contracts, strategic cooperation or partnership arrangements, or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by Grand Forest with any third party of more than US$250,000;

(iii) any Contract for the acquisition, sale or lease (including leases in connection with financing transactions) of material properties or assets of Grand Forest entered into since May 1, 2024, for aggregate consideration in excess of US$250,000, except for those entered into in the ordinary course of business;.

(iv) any Contract involving the payment or receipt of amounts by Grand Forest of more than US$250,000 annually, except for those entered into in the ordinary course of business;

(v) any Contract relating to Indebtedness having an outstanding amount of more than US$250,000 in the aggregate;

(vi) any non-competition Contract or other Contract that restricts the ability Grand Forest to compete in any geographic area, industry or line of business;

(vii) any Contract that contains a put, call or similar right pursuant to which Grand Forest could be required to purchase or sell, as applicable, any equity interests or assets of any Person of more than US$250,000;

(viii) any Contract that contains restrictions with respect to (A) payment of dividends or any distribution with respect to equity interests of Grand Forest; (B) pledging of share capital of the Grand Forest, or (C) issuance of a guaranty by Grand Forest;

(x) any Contract that contains a “change of control” or similar provisions that is material to the business of Grand Forest;

(xi) any Contract the termination, expiration or non-renewal of which would be reasonably likely to have a Material Adverse Effect;

(xii) any Contract providing for any earn-out payment payable by Grand Forest to any third party after the date hereof; and

(xiii) any other Contract that is material to the business of Grand Forest.

(b) Each Material Company Contract constitutes the valid and legally binding obligation of Grand Forest and, to MWYN’s knowledge, the other parties thereto, is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and is in full force and effect, and (ii) Grand Forest is not in material breach or violation of, or material default under, any Material Company Contract, and no event has occurred (or will occur as a result of the execution, delivery and performance of this Agreement) or not occurred through Grand Forest’s action or inaction or, to MWYN’s knowledge, the action or inaction of any third party, that, with or without due notice or lapse of time or both, would constitute a material breach or violation of, or material default under, any Material Company Contract.

5.12 Labor Matters. Grand Forest is in compliance in all material respects with all Laws respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours. There are no material disputes, employee grievances or disciplinary actions pending or to the knowledge of MWYN threatened or involving Grand Forest, or any of its present or former employees. Grand Forest has complied, in all material respects, with all provisions of all applicable Law relating to employment and employment practices, terms and conditions of employment, workers compensation, wages and hours. There are no unfair labor practice complaints pending against Grand Forest or to the knowledge of MWYN, threatened in writing against Grand Forest before any Governmental Authority. There is no labor strike, dispute, slowdown or stoppage pending between Grand Forest and any of its employees, and Grand Forest has not experienced any work stoppage or other labor difficulty. No collective bargaining agreement is binding on Grand Forest. MWYN has no knowledge of any organizational efforts presently being made on behalf of any labor union with respect to employees of Grand Forest, and Grand Forest has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization.

5.13 Employee Benefit Plans. Except as set forth in Section 5.13 of the MWYN Disclosure Schedule, Grand Forest has no bonus, deferred compensation, incentive, severance pay, pension, profit-sharing, retirement, stock purchase, stock option or any other employee benefit plan, employee fringe benefit plan, arrangement or practice with regard to present or former employees to which Grand Forest has any liability.

5.14 Intellectual Property.

(a) Except as set forth in Section 5.14(a) of the MWYN Disclosure Schedule, Grand Forest does not own any registered Intellectual Property Rights.

(b) Grand Forest (i) exclusively owns, free and clear of all Liens, all of its Intellectual Property Rights and (ii) has a valid right or license to use all other Intellectual Property Rights, in each case used in its business as now conducted and necessary or appropriate for its business as proposed to be conducted and without any conflict with or infringement of the rights of others. Except as disclosed in Section 5.14(b) of the MWYN Disclosure Schedule, there are no outstanding options, licenses, agreements or rights of any kind granted by Grand Forest, or by any other party to Grand Forest, relating to any Intellectual Property Rights currently owned or used or proposed to be used by Grand Forest , nor is Grand Forest bound by or a party to any options, licenses, agreements or rights of any kind with respect to the Intellectual Property Rights of any other Person, except, in either case, for standard end-user agreements with respect to commercially readily available intellectual property such as “off the shelf” computer software or non-exclusive licenses granted by Grand Forest to clients and customers in the ordinary course of business.

(c) None of the use, reproduction, modification, distribution, or licensing of any Intellectual Property Rights by (and the operation of its business by) Grand Forest infringes, misappropriates or violates any applicable Law or any Intellectual Property Rights of any third party. Grand Forest has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any Intellectual Property Rights of any other Person (including “cease and desist” letters or invitations to take a patent license), nor, to the knowledge of MWYN, is there any reasonable basis therefor.

(d) Grand Forest has taken all reasonable steps and measures to establish and preserve ownership of, or legally sufficient right to, all Intellectual Property Rights material to its business; and Grand Forest has taken all reasonable steps to register, protect, maintain, and safeguard the Intellectual Property Rights material to its business. To the knowledge of MWYN, there is no infringement, misappropriation or other violation by any other Person of any Intellectual Property Rights of Grand Forest.

(e) To MWYN’s knowledge, no former or current employee, and no former or current consultant, of Grand Forest has any rights in any of Grand Forest’s Intellectual Property Rights.

5.15 Books and Records. MWYN has furnished to Buyer or its representatives for their examination true and complete copies of (i) the Articles of Incorporation or the relevant charter documents, (ii) the minute books, and (iii) the stock register books of Grand Forest.

5.16 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since May 1, 2025, (a) Grand Forest has been conducted in the ordinary course of business consistent with past practices, and (b) there has not occurred a Material Adverse Effect.

5.17 No Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of MWYN.

6. Representation and Warranties of Buyer. Buyer hereby represents and warrants to MWYN that, as of the date of this Agreement and as of the Closing Date:

6.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of __________, with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, and is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing.

6.2 Corporate Power and Authority. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by Buyer have been duly executed and delivered by, and constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with their terms.

6.3 Validity, Etc. To the knowledge of Buyer, neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any material breach of any trust agreement, charter, judgment, decree, order, statute or regulation applicable to Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than the consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority that have been received or are contemplated to be received under this Agreement and the other documents and instruments contemplated hereby) or (iii) violate, conflict with or result in a breach, default or termination of, or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of, any of the obligations of Buyer.

6.4 Securities Laws Compliance. Buyer is aware that the offer or sale of the GF Shares to Buyer has not been registered under the Securities Act, or under any state securities law. Buyer understands that the GF Shares will be characterized as “restricted securities” under United States federal and state securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

6.5 No Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Buyer.

7. Covenants of the Parties.

7.1 Full Access. Through the period prior to the Closing, each Party will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of such Party that the other may reasonably request. Each Party will furnish such additional financial and operating data and other information as the other Party will, from time to time, reasonably request; provided, however, that any such investigation will not affect or otherwise diminish or obviate, in any respect, any of the representations and warranties of the disclosing Party. Notwithstanding the foregoing, no Party shall be required to provide access to or disclose any information if such access or disclosure would jeopardize any attorney-client privilege of such Party or any of its Subsidiaries. Any investigation pursuant to this Section 7.1 shall be conducted in such manner so as not to interfere unreasonably with the conduct of the business of any Party or its Subsidiaries.

7.2 Confidentiality. Each of the Parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the Transaction (the “Information”) in a manner or for a purpose other than in connection with the Transaction, and that they will not disclose, divulge, provide or make accessible, or permit the disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents for purpose of negotiating and implementing the Transaction, except (i) as may be required by judicial or administrative process or, in the opinion of such party’s counsel, by other requirements of Law, and (ii) for communications, disclosures, and filings with (A) any U.S. or foreign securities exchange, including Nasdaq, and (B) any U.S. or foreign securities regulator, including the SEC; provided, however, that prior to any disclosure of any Information permitted hereunder, the disclosing party will first seek to obtain the recipients’ undertaking to comply with the provisions of this Section 6.2 with respect to such Information. The term “Information” as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto without breach of any other confidentiality agreement; (ii) to be generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party without breach of any confidentiality agreement; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with the Transaction. If this Agreement is terminated pursuant to Section 8 hereof, each party hereto also agrees, promptly following the written request of any other party, to destroy, or, at its own election, promptly return to the party from whom it originally received such Information all original and duplicate copies of written materials containing Information, provided that each party may retain copies of any Information in accordance with policies and procedures implemented by such persons in order to comply with applicable Law and will not be required to destroy electronic versions of any Information to the extent such destruction is not reasonably practical.

7.3 Further Assurances; Cooperation; Notification.

(a) Each Party hereto will, before, at and after the Closing, execute and deliver such instruments and take such other actions as the other Party or Parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of any Party and without further consideration, the Party that is the subject of the request will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the requesting Party may reasonably deem necessary or desirable in order to more effectively consummate the Transaction.

(b) At all times from the date hereof until the Closing, MWYN, on the one hand, and Buyer, on the other hand, will promptly notify the other in writing of the occurrence of any event that is reasonably expected to cause the failure of any condition to the other Party’s obligation to consummate the Closing to be satisfied.

(c) Buyer agrees to retain all books, records, financial statements, returns, documents, files, other information (including, without limitation, working papers and schedules for Grand Forest and its subsidiaries for the last five (5) calendar years prior to the Closing (“Records”). Each Party agrees to cooperate with and give the other Party and its agents access to internal records upon reasonable written notice by the other Party in the event of any suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental authority or any arbitrator or arbitration panel.

7.4 Satisfaction of Conditions Precedent. Each Party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to it, and to cause the Transaction to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the Transaction.

8. Indemnification; No Claims.

8.1 Obligation Of MWYN To Indemnify And Reimburse. From and after the Closing, MWYN, and its respective successors and assigns (collectively, the “MWYN Indemnifying Parties”), shall indemnify, reimburse, defend and hold harmless Buyer and its Affiliates, officers, directors employees, agents and their respective successors and assigns from and against any Losses imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise resulting from (i) any inaccuracy in or any breach of any representation or warranty of MWYN, and (ii) any breach on the part of MYWN of any covenant or agreement set forth in this Agreement. Notwithstanding anything contained in this Agreement, none of the MWYN Indemnifying Parties shall be liable for indemnification of any Losses under this Section 8.1 unless a valid Claim Notice with respect to such Losses is given on or prior to October 17, 2026 (the “Limitation Date”) in accordance with Section 8.4.

8.2 Obligation of Buyer To Indemnify And Reimburse. From and after the Closing, Buyer, and its respective successors and assigns (collectively, the “Buyer Indemnifying Parties”), shall indemnify, defend and hold harmless MWYN, and its Affiliates, officers, directors employees, agents and their respective successors and assigns from and against any Losses imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise resulting from (i) any inaccuracy in or breach of any representation or warranty of Buyer, and (ii) any breach on the part of Buyer of any covenant or agreement set forth in this Agreement. Notwithstanding anything contained in this Agreement, none of the Buyer Indemnifying Parties shall be liable for indemnification of any Losses under this Section 8.2 unless a valid Claim Notice with respect to such Losses is given on or prior to the Limitation Date in accordance with Section 8.4.

8.3 Limitations. Notwithstanding anything to the contrary contained in this Agreement: (a) an Indemnifying Party (as defined below) shall not be liable for any claim for indemnification pursuant to Sections 8.1 and 8.2, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $50,000, after which the Indemnifying Party shall be liable only for those Losses in excess of $50,000; and (b) the aggregate amount of indemnifiable Losses which may be recovered from an Indemnifying Parties arising out of or resulting from the causes set forth in Sections 8.1 or 8.2 shall not exceed $1,000,000. Notwithstanding anything contained in this Agreement, in no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall “Losses” be deemed to include, consequential (including lost profits), incidental or indirect damages, or punitive, special or exemplary damages.

8.4 Notice. A party seeking indemnification pursuant to this Article 8 (an “Indemnified Party”) shall give prompt notice (the “Claim Notice”) to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any Losses, or the commencement of any Proceeding (including any Third Party Claim), in respect of which indemnity is or may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby).

8.5 Participation in Defense. The Indemnifying Party shall be entitled to assume control of the negotiation, settlement and defense of any Proceeding involving a third party (a “Third Party Claim”) that is reasonably expected to give rise to an indemnification obligation of the Indemnifying Party under this Article 8, at its own expense through counsel of its choice reasonably acceptable to the Indemnified Party. In such case the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense, separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof. The Parties hereto shall reasonably cooperate in the defense or prosecution thereof and shall furnish, or cause to be furnished, such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not, without the written consent of the Indemnified Party (not to be unreasonably withheld, delayed or conditioned), (a) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claims, (b) settle or compromise any Third Party Claim that involves any injunctive, equitable or other non-monetary relief or requires an Indemnified Party to admit liability or wrongdoing or (c) settle or compromise any Third Party Claim that would result in any payment of monetary damages by any Indemnified Party.

8.6 Settlement. The Indemnifying Party shall not be liable under this Article 8 for any settlement in respect of a Third Party Claim effected without its consent (which consent shall not be unreasonably withheld, delayed or conditioned) of any Proceedings in respect of which indemnity may be sought hereunder, unless the Indemnifying Party fails to promptly acknowledge liability for indemnification under this Article 8 and/or declines to or otherwise fails to timely defend the Indemnified Party in such Proceeding relating to such Third Party Claim.

8.7 Exclusive Remedy. Following the Closing, indemnification pursuant to the provisions of this Article 8 shall be the sole and exclusive remedies of the Indemnified Parties for any breach of the representations and warranties in this Agreement and for any failure to perform or comply with any covenants and agreements in this Agreement, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification or other rights or claims of any nature whatsoever (including under statute, regulation, common law, in equity or for negligence) in respect thereof, all of which each Party hereby waives to the fullest extent permitted by Law.

9. Termination. This Agreement shall terminate upon written consent of both Parties, or by either Party upon written notice to the other Party on or after October 31, 2025, if the Closing shall not have occurred by the close of business on such date (provided that the terminating party is not in breach in any material respect of any of its obligations hereunder. Upon termination, except for Sections 7.2, 8, 10, 13, 14, 15, 17, and 18, which shall survive such termination, this Agreement shall forthwith become void and there shall be no liability on the part of any Party.

10. Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transaction contemplated by this Agreement shall be borne by the Party incurring such costs and expenses.

11. Headings and References; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a section, such reference is to a section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a “person” are also to its successors and permitted assigns. The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

12. Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transaction contemplated by this Agreement is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transaction contemplated by this Agreement is consummated as originally contemplated to the greatest extent possible.

13. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

14. Notices. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; or (ii) on the date of transmission, if sent by email, facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as a party will furnish to the other parties hereto in writing in accordance with this subsection.

(a)	If to MWYN:	Marwynn Holdings, Inc.
Attn: Yin Yan, President
12 Chrysler Unit C
Irvine, CA 92618

(b)	If to Buyer:	Reli Home Décor Inc.
Attn: [attn]
[Add]

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns; provided, however, that (a) no Party (other than Buyer as provided below) may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party to this Agreement and (b) Buyer may assign any or all of its rights or obligations under this Agreement without the consent of MWYN to one or more of its Affiliates; provided that, in each case, no assignment shall relieve the assigning party of any of its obligations hereunder.

16. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the Parties.

17. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of California without regard to the conflicts of law principles thereof.

19. Survival of Representations, Warranties and Covenants. Subject to Section 8, all of the representations, warranties and covenants in this Agreement shall survive the Closing.

20. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or pdf) in two or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Reminder of the page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

MWYN

Marwynn Holdings, Inc.

By:	/s/ Yin Yan
Name:	Yin Yan
Title:	Chief Executive Officer

BUYER

By:	/s/ Dejun Yang
Name:	Dejun Yang
Title:	CEO

[Signature Page to the Securities Purchase Agreement]